Exhibit 10.19

LEASE AGREEMENT

between

RED PIERCE, LLC,
as Landlord

and

SOLID POWER, INC.,
as Tenant

486 S. Pierce Avenue, Suite E
Louisville, Colorado

LEASE AGREEMENT
486 S. Pierce Avenue
Louisville, Colorado

THIS LEASE AGREEMENT (this “Lease”) is entered into as of the Date, and by and between Landlord and Tenant, identified in Section 1.1 below.

1.                   BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS.

1.1                Basic Lease Definitions. In this Lease, the following defined terms have the meanings indicated:

(a)                 “Date means November ___, 2016.

(b)                “Landlord” means Red Pierce, LLC, an Ohio limited liability company.

(c)                 “Tenant” means Solid Power, Inc., a Colorado corporation.

(d)                “Property” means the real property described as LOTS 6 AND 10, BLOCK 3, COLORADO TECHNOLOGICAL CENTER, FIRST FILING, ACCORDING TO THE PLAT THEREOF RECORDED SEPTEMBER 27, 1979 UNDER RECEPTION NO. 361998, COUNTY OF BOULDER, STATE OF COLORADO and commonly known as 486 S. Pierce Avenue, Louisville, Colorado 80027, and includes the Building and Common Areas located thereon.

(e)                 “Premises” means the premises known as 486 S. Pierce Avenue, Suite E, Louisville, Colorado 80027, which contains approximately 19,200 square feet of rentable area, as outlined in Exhibit C.

(f)                  “Building” means the building consisting of approximately 62,400 square feet of rentable area to be constructed by Landlord on the Property.

(g)                “Permitted Use” means operation of a general office, laboratory, research and development facility for materials, including, electrical batteries, polymers, fiber reinforced composites and related materials and any reasonably related uses, provided the use complies with applicable zoning and other applicable Laws and the Declaration.

(h)                “Commencement Date means the first day of the Term, which will be 12:00 a.m. on the earlier of (i) that date that the Base Building and Leasehold Improvements are Substantially Complete, or (ii) that date that the Base Building and Leasehold Improvements would have been Substantially Complete but for Tenant Delays.

(i)                  “Term” means the duration of this Lease, which will be eighty-six (86) months, beginning on the Commencement Date and ending on the “Expiration Date” (as defined below) or unless otherwise terminated earlier or extended further as provided in this Lease.

(j)                  “Expiration Date” means 11:59 p.m. on that date that is eighty-six (86) months from the Commencement Date.

(k)                “Base Rent” means the Rent payable in each Lease Year according to Section 3.1, as follows:

Lease Period	Annual Rate Per Square Foot	Base Rent Per Month
Commencement Date — Lease Year 1 (Months 1-14)*	$11.96	$19,136.00
Lease Year 2	$12.32	$19,712.00
Lease Year 3	$12.69	$20,304.00
Lease Year 4	$13.07	$20,912.00
Lease Year 5	$13.46	$21,536.00
Lease Year 6	$13.86	$22,176.00
Lease Year 7	$14.28	$22,848.00

* Notwithstanding anything to the contrary contained in this Lease, Landlord agrees not to demand or collect from Tenant: (i) monthly Base Rent for the initial two (2) months of this Lease (the “Abatement Months”) (the “Rent Abatement”). Tenant shall remain responsible for all other costs and expenses under this Lease, including Additional Rent, during the Abatement Months. The Rent Abatement by this Section will be of no force or effect if there has occurred, as of the date on which any installment of monthly Base Rent would otherwise be due during the Abatement Months, a Default by Tenant beyond any applicable notice and cure period. Except for such Rent Abatement, all of the terms and conditions of the Lease will be applicable during the Abatement Months.

(l)                  “Landlord’s Address” means:

Red Pierce, LLC

1855 South Pearl St., Suite 20

Denver, Colorado 80210

Phone: (877) 464-8612

E-Mail: management@comunaleproperties.com

(m)               “Tenant’s Address” means:

Solid Power, Inc.

486 S. Pierce Avenue, Suite E

Louisville, Colorado 80027

Attn: ____________________

Phone: ___________________

E-Mail: __________________

(n)                “Tenant’s Share” means 30.77%. Tenant’s Share is calculated based on the ratio between the rentable square feet of the Premises and the total rentable square feet of the Building.

(o)                “Security Deposit” means $18,000.00.

1.2                Additional Definitions. In addition to those terms defined in Section 1.1 and other sections of this Lease, the following defined terms when used in this Lease have the meanings indicated:

(a)                 “ADA” means the American with Disabilities Act, as amended from time to time.

(b)                “Additional Rent” means all amounts required to be paid by Tenant under this Lease in addition to Base Rent, including, without limitation, Tenant’s Share of the Taxes and Common Area Expenses.

(c)                 “Affiliate” means, with respect to any party, any persons or entities that own or control, are owned or controlled by, or are under common ownership or control with, such party and such party’s and each of such other person’s or entity’s respective officers, directors, shareholders, partners, venturers, members, managers, agents and employees. For purposes of this definition, a party is “owned” by anyone that owns more than 50% of the equity interests in such party and a party is “controlled” by anyone that owns sufficient voting interests to control the management decisions of such party.

(d)                “Common Area Expenses” means all reasonable costs (other than those expressly excluded below) incurred or accrued by Landlord during each calendar year according to generally accepted accounting principles for operating, managing, administering, cleaning, equipping, securing, protecting, insuring, heating, cooling, ventilating, lighting, repairing, replacing, re-striping or resurfacing of any parking area, snow removal, mowing, planting and re-landscaping, inspecting, and providing water, sewer, electrical and other energy and utilities to the Property; maintaining, inspecting, servicing and monitoring of the fire sprinkler and life safety systems; Taxes and insurance premiums covering the Property, the costs of all deductibles paid by Landlord, administrative and management fees (not to exceed five percent (5%) of the sum of the Base Rent and Common Area Expenses of the Building), fees and expenses (including reasonable attorneys’ fees) incurred in contesting the validity of any Laws that would cause an increase in Common Area Expenses; assessments due under the Declaration or other covenants, conditions, restrictions or easements affecting the Property; and the cost of any capital improvements or modifications made to the Building which (i) are reasonably expected to reduce the overall Common Area Expenses of the Building, (ii) are required under any Laws not applicable to the Building or Property as of the date of this Lease, or (iii) are made for the general benefit and convenience of all tenants of the Building. Without limiting the generality of the foregoing, Common Area Expenses will include the cost to Landlord of: premiums for insurance policies whether under master or blanket policies or separate policies and will include, without limitation, premiums for the policies described in Section 9.1. Notwithstanding the foregoing, Common Area Expenses will not include (1) mortgage principal or interest; (2) ground lease payments; (3) leasing commissions; (4) costs of advertising space for lease in the Building; (5) costs for which Landlord is reimbursed by insurance proceeds or from tenants of the Building (other than such tenants’ regular contributions to Common Area Expenses); (6) the costs of constructing additional buildings or additions to existing buildings at the Building; (7) costs directly and solely related to the maintenance and operation of the entity that constitutes the Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord’s financial condition; (8) the cost of repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (9) depreciation; (10) legal expenses for services (except legal expenses that are directly related to managing or operating the Building, shall be included in Common Area Expenses); (11) the cost of renovating or otherwise improving leased premises of Building or vacant space in the Building (other than Common Areas); (12) capital expenditures made in connection with the Building other than capital expenditures expressly permitted above; (13) the cost of correcting defects in the construction of the Building; (14) salaries of officers and executives of Landlord above the level of property manager (or its equivalent); (15) the cost of any Hazardous Substances remediation, provided that Common Area Expenses may include costs in connection with the proper handling and disposal of paint, varnish, stain, solvents and other similar types of Hazardous Substances that are used in connection with the performance of work and services that are properly included within Common Area Expenses; (16) the cost of repairs made in accordance with the casualty or condemnation sections of this Lease, to the extent actually covered by insurance proceeds, and excepting therefrom the reasonable deductible contained in said policy; (17) any expenses paid to subsidiaries or affiliates of Landlord which are in excess of amounts which would have been paid in the absence of such relationship; (18) interest and penalties due to late payment of any amounts owed by Landlord; and (19) any charges for reserves in excess of $0.10 per rentable square foot per year.

(e)                 “Common Areas” means parking areas, the truck court, sidewalks, roofs, riser rooms, landscaped areas, drainage facilities, signs, curbing, refuse enclosures, stairways accessing the roof, and other interior and exterior common and public areas located at the Property as may be designated by Landlord for the nonexclusive use in common by Tenant, Landlord and other tenants, and their customers, employees, agents, licensees and invitees.

(f)                  “Declaration” means any declaration of covenants or reciprocal easement agreements recorded against the Property, as the same may be adopted, amended, supplemented, or superseded from time to time.

(g)                “Encumbrance” means any ground lease, first mortgage, or first deed of trust now or later encumbering the Building and all their renewals, modifications, supplements, consolidations, and replacements.

(h)                “Environmental Laws” means the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq. (including the so-called “Superfund” amendments thereto); the Clean Water Act, 33 U.S.C. §§ 1251, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601, et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136, et seq.; the Atomic Energy Act of 1954, 42 U.S.C. §§ 2014, et seq.; and any other applicable Laws governing or pertaining to any hazardous substances, hazardous wastes, chemicals or other materials, including, without limitation, asbestos, polychlorinated biphenyls, radon, petroleum products and any derivative thereof or any common law theory based on nuisance or strict liability.

(i)                  (intentionally omitted)

(j)                  “Hazardous Substance” means any substance, chemical or material declared to be, or regulated as, hazardous or toxic under any Environmental Law or the presence of which may give rise to liability under any Environmental Law.

(k)                “Laws” means any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi-governmental authorities having jurisdiction.

(l)                  “Lease Year” means each successive period of 12 calendar months during the Term, ending on the same day and month (but not year, except in the case of the last Lease Year) as the day and month on which the Expiration Date will occur.

(m)               “Lender” means the ground lessor of any ground lease, the mortgagee of any mortgage or the beneficiary of any deed of trust that constitutes an Encumbrance.

(n)                “Prime Rate” means the rate of interest announced from time to time by U.S. Bank, or any successor to it, as its prime rate. If U.S. Bank, or any successor to it, ceases to announce a prime rate, Landlord will designate a reasonably comparable financial institution for purposes of determining the Prime Rate.

(o)                “Rent” means the Base Rent, Additional Rent, and all other amounts required to be paid by Tenant under this Lease.

(p)                “Taxes” means the amount incurred by Landlord or accrued basis during the Term according to generally accepted accounting principles for that portion of the following items that is allocable to the Property: all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the Property, the personal property used in operating the Property, and the additional charges payable by Tenant as a tenant of the Property, and imposed by any taxing authority having jurisdiction; all taxes, levies and charges which are assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the Property, the leasehold estate of Tenant, or the rents and other charges payable by Tenant; and any reasonable expenses incurred by Landlord in attempting to reduce or avoid an increase in Taxes, including, without limitation, reasonable legal fees and costs. Notwithstanding anything to the contrary contained herein, “Taxes” shall not include (i) any federal or state income taxes levied or assessed on Landlord, (ii) any payroll, excise, estate, inheritance, succession, gift, transfer, franchise, capital stock, documentary or stamp taxes payable by Landlord or upon the rentals payable under this Lease even though such taxes may become a lien against the Premises or the Building, or (iii) fines, penalties, costs or interest for any Taxes, or part thereof, which Landlord or its mortgagee has failed to timely pay. Tenant acknowledges that Taxes may increase during the Term and that if the Property is currently subject to a Taxes abatement program and such program ceases to benefit the Property during the Term, Taxes will increase.

2.                   GRANT OF LEASE.

2.1                Demise. Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the non-exclusive right to use the Common Areas, for the Term to be used for the Permitted Use. Tenant, its permitted subtenants or assignees, and their employees, licensees and guests shall have access to and use of the Premises 24 hours per day, 7 days per week during the Term.

2.2                Quiet Enjoyment. Landlord covenants that during the Term Tenant will have quiet and peaceable possession of the Premises, subject to the terms, covenants, conditions and provisions of this Lease, and Landlord will not disturb such possession except as expressly provided in this Lease.

2.3                Construction of the Building. Landlord shall use commercially reasonable efforts to develop/construct the Base Building materially in accordance with the construction drawings prepared by Landlord’s design team and stamped by Landlord’s architect, Power Brown Architecture, on May 27, 2016, as may be amended from time to time, as further described in the Work Letter attached hereto as Exhibit D.

2.4                Remeasurement Upon Completion of Construction. The rentable square footage of the Premises and the Building set forth in Section 1.1 above are estimates only and, upon Tenant’s request, the exact measurement of the Premises and the Building shall be determined upon the completion of the Base Building and Leasehold Improvements in accordance with the Building Owners and Managers Association (BOMA) Industrial Buildings Standard Method of Measurement (ANSI Z65.2 - 2012) using the Drip Line Methodology. The actual rentable square footage shall be determined by Landlord’s architect, subject to confirmation by Tenant’s architect, and, if the actual rentable square footage differs from the rentable square footage provided this Lease, the parties shall execute an amendment to this Lease confirming the rentable square footage of the Building and the Premises, and such rentable square footage shall thereafter not be remeasured or changed (unless there are actual physical additions to or subtractions from the Premises or the Building), and the Base Rent, Tenant’s Share, the Allowance, the Additional Allowance and other amounts that vary by the size of the Premises or the Building shall be appropriately adjusted as set forth in such amendment.

2.5                Tender of Possession. Landlord will use commercially reasonable efforts to tender possession of the Premises to Tenant with the Base Building and Leasehold Improvements Substantially Completed in accordance with the Work Letter attached hereto as Exhibit D by April 1, 2017 (the “Anticipated Commencement Date”). If Landlord is unable to tender possession of the Premises to Tenant in the condition required by this Lease by June 15, 2017 for any reason other than force majeure or Tenant Delay, the Commencement Date shall be delayed by the number of days by which delivery of possession was so delayed, this Lease shall continue in full force and effect in accordance with its terms, Tenant shall be entitled to one (1) day of free Base Rent for each day after June 15, 2017, that tender of possession of the Premises does not occur in accordance with the terms hereof, and the Term shall be extended by the number of days by which delivery was so delayed. If Landlord is unable to tender possession of the Premises to Tenant in the condition required by this Lease by September 15, 2017 for any reason other than force majeure or Tenant Delay, then Tenant shall have the right, at its election, to (i) continue to accrue the free Base Rent specified above until possession of the Premises is delivered to Tenant in accordance with the terms of this Lease, or (ii) terminate this Lease upon written notice to Landlord, given any time after September 15, 2017 and prior to delivery of the Premises, in which event Landlord shall promptly return any Security Deposit and prepaid Rent paid by Tenant, such termination to be effective upon Landlord’s receipt of notice thereof. The rights provided by this Section 2.5 shall be Tenant’s sole remedies and shall constitute full satisfaction of any claims Tenant might otherwise have as a result of such delay. Notwithstanding anything contained herein to the contrary, Tenant’s remedies as set forth in this Section 2.5 shall be waived unless: (a) this Lease is executed by Tenant on or before November 14, 2016; and (b) all Construction Documents are approved by Tenant and have been submitted to the City of Louisville on or before December 15, 2016.

3.                   RENT.

3.1                Base Rent. Commencing on the Commencement Date and then throughout the Term, Tenant will pay Landlord Base Rent according to the following provisions. Base Rent during each Lease Year (or portion of a Lease Year) will be payable in monthly installments in the amount specified for such Lease Year (or portion thereof) in Section 1.1(k), in advance, on or before the first day of each and every month during the Term. However, if the Term commences on a date other than the first day of a month or ends on other than the last day of a month, Base Rent for such month will be appropriately prorated based on the number of days in such month. Tenant covenants to pay all Rent when due to Landlord’s Address, or to such other place of which Landlord notifies Tenant from time to time, and to observe and perform all of the terms, covenants and conditions applicable to Tenant in this Lease. Tenant further agrees that the covenant to pay Rent is an independent covenant, not subject to abatement, offset, or deduction, except as may be provided in this Lease.

3.2                Payment of Common Area Expenses. Commencing on the Commencement Date and continuing for the duration of the Term, Tenant agrees to pay Landlord, as Additional Rent, in the manner provided below, for each calendar year that contains any part of the Term, Tenant’s Share of Common Area Expenses.

(a)                 Estimated Payments. Prior to or within 60 days after the beginning of each calendar year, Landlord will notify Tenant of Landlord’s estimate of Tenant’s Share of Common Area Expenses for such calendar year. On or before the first day of each month during each calendar year, Tenant will pay to Landlord, in advance, 1/12 of the sum of such estimated amounts; provided that until such notice is given with respect to the ensuing calendar year, Tenant will continue to pay on the basis of the prior calendar year’s estimate until the month after the month in which such notice is given. In the month Tenant first pays based on Landlord’s new estimate, Tenant will pay to Landlord 1/12 of the difference between the new estimate and the prior year’s estimate for each month which has elapsed since the beginning of the current calendar year. If at any time or times it reasonably appears to Landlord that Tenant’s Share of Common Area Expenses for the then-current calendar year will vary from Landlord’s estimate by more than 5%, Landlord may, by notice to Tenant, reasonably revise its estimate for such year, and subsequent payments by Tenant for such year will be based upon the revised estimate.

(b)                Annual Settlement. As soon as practicable after the ad valorem real estate tax bill is issued by the County Assessor for each calendar year, but in no event more than 90 days after the close of each calendar year, Landlord will deliver to Tenant its statement of Tenant’s Share of Common Area Expenses for such calendar year. If, on the basis of such statement, Tenant owes an amount that is less than the estimated payments previously made by Tenant for such calendar year, Landlord will either refund such excess amount to Tenant or credit such excess amount against the next Additional Rent payment(s), if any, due from Tenant to Landlord. If, on the basis of such statement, Tenant owes an amount that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within 30 days after the delivery of such statement. If this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, Tenant’s Share of Common Area Expenses and Taxes applicable to the calendar year in which such commencement or termination occurs will be prorated on the basis of the number of days within such calendar year that are within the Term. Within sixty (60) days after Tenant has received any statement or accounting from Landlord related to Common Area Expenses, Tenant may elect, at Tenant’s sole cost and expense, to audit Landlord’s books and records for the Building for the purposes of auditing Landlord’s calculation of such Common Area Expenses for the period covered by the applicable statement or accounting using an independent certified public accountant selected by Tenant. Such accountant shall not be compensated on a contingency fee basis, and such accountant’s review must be completed and its report submitted to Landlord within sixty (60) days after Tenant gives Landlord notice of it exception to the statement. If Landlord confirms the results of Tenant’s accountant’s review, which confirmation by Landlord shall not be unreasonably withheld, conditioned or delayed, then (i) such confirmation shall be considered final and binding on both parties, and (ii) Tenant shall pay all costs associated with its audit, unless it shows that Common Area Expenses were overstated by at least five percent (5%), in which case, Landlord shall reimburse Tenant the costs of Tenant’s audit within thirty (30) days of invoice by Tenant. Pending resolution of any such exceptions, Tenant shall pay all amounts shown on such Landlord’s statement, subject to credit, refund or additional payment after any such exceptions are resolved.

(c)                 Final Payment. The parties’ obligations with respect to Common Area Expenses that accrue but are not paid for periods prior to the expiration or early termination of the Term will survive such expiration or early termination. Prior to or as soon as practicable after the expiration or early termination of the Term, Landlord may submit an invoice to Tenant stating Tenant’s Share of Landlord’s estimate of the amount by which Tenant’s Share of Common Area Expenses through the date of such expiration or early termination will exceed Tenant’s estimated payments for the calendar year in which such expiration or termination has occurred or will occur. Tenant will pay the amount of any such excess to Landlord within 30 days after the date of Landlord’s invoices, which amount shall be subject to annual reconciliation as provided in Section 3.2(b) above.

3.3                Tenant’s Taxes. Tenant will pay, before delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon Tenant’s leasehold improvements, trade fixtures, furnishings, equipment, or other personal property of Tenant located on the Premises, and any other taxes (including, without limitation, sales taxes and employee withholding taxes) which, if unpaid, could become a lien or charge against any such property and are not paid by Tenant as Taxes pursuant to Section 3.2. When possible, Tenant will cause such leasehold improvements, trade fixtures, furnishings, equipment, or other personal property to be assessed and billed separately from the property of Landlord. Tenant will reimburse Landlord upon demand for any and all such taxes billed to and paid by Landlord if Landlord is charged such taxes due to (a) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises; (b) upon or measured by Rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is not lawful for Tenant to reimburse Landlord, the Base Rent payable to Landlord under this Lease will be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

3.4                Tax Contests. Landlord agrees to use reasonable efforts to contest Taxes in a manner similar to efforts being pursued by landlords of similar industrial or flex space properties containing similar tenants in the metropolitan area of the Building; provided, however, in the event Landlord reasonably believes that the savings resulting from any such tax contest would be less than the costs incurred in connection therewith, Landlord will not be required to conduct any tax contest. Tenant will not contest Taxes. Landlord will pay to Tenant, Tenant’s proportionate share of any refund in Taxes received by Landlord for a calendar year for which Tenant paid Taxes hereunder, net of Landlord’s costs of obtaining such refund.

3.5                Late Payments and Interest. To compensate Landlord for its additional cost of processing late payments for any payment of Rent which is not received within five (5) days of the date when due, Tenant will pay a late charge equal to 5% of the late payment. All amounts payable under this Lease by Tenant to Landlord, if not paid when due, will bear interest from the due date until paid at the lesser of the highest interest rate permitted by law or 12% per annum.

3.6                Right to Accept Payments. No receipt by Landlord of an amount less than Tenant’s full amount due will be deemed to be other than payment “on account,” nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord after the expiration or other termination of the Term, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, will reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained.

4.                   PERMITTED USE AND OCCUPANCY.

4.1                Permitted Use. Tenant agrees to use and occupy the Premises only for the Permitted Use and for no other purpose.

4.2                Compliance. Tenant agrees to use the Premises in a safe, careful and proper manner, and to comply, at Tenant’s expense, with all Laws applicable to Tenant’s use, occupancy or alteration of the Premises and with any Laws that require any alterations to the Building due to Tenant’s status under such Laws, including, without limitation, the ADA. If, due to the nature or manner of any use or occupancy of the Premises by Tenant, any improvements or alterations to the Premises or Building are required to comply with any Laws, or with requirements of Landlord’s insurers, then Tenant will pay all costs of the required improvements, alterations or changes in services. Tenant will not keep anything on the Premises for any purpose which increases the insurance premium cost or invalidates any insurance policy carried on the Premises by Landlord. Tenant will pay, as Rent and upon demand of Landlord, any such increased premium cost due to Tenant’s use or occupation of the Premises. Tenant will not cause, maintain or permit any nuisance or waste in or about the Premises. In addition, except as expressly provided otherwise in the Lease, Tenant will keep the Premises free of debris, and anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration, heat, noise, fumes, vapors or odors. If any item of equipment, building material or other property brought into the Building by Tenant or on Tenant’s request causes a dangerous, noxious, toxic or offensive effect (including an environmental effect) and in Landlord’s reasonable opinion such effect will not be permanent but will only be temporary and is able to be eliminated, then Tenant will not be required to remove such item, provided that Tenant promptly and diligently causes such effect to be eliminated, pays for all costs of elimination and indemnifies Landlord against all liabilities arising from such effect. Notwithstanding anything contained herein to the contrary, Landlord agrees that so long as Tenant’s use of the Premises does not interfere with any other tenant’s use and enjoyment of the Building, Tenant’s use of the Premises for the Permitted Use, including the use of Hazardous Substances used in the ordinary course of Tenant’s business, shall not be deemed to violate the provisions of this Section 4.2.

4.3                Signs and Displays. Tenant will not place, cause or permit to be placed and maintained on the exterior of the Premises any sign, awning, lettering or other advertising matter, unless previously approved by Landlord in Landlord’s reasonable discretion. Landlord agrees to allow Tenant, subject to Landlord’s reasonable approval, to apply for signage allowable under applicable Laws. All such signage shall be approved by Landlord and installed at Tenant’s sole cost and expense (including the cost of any electrical and lighting of signage).

5.                   UTILITIES, HVAC AND SECURITY.

5.1                Utilities and HVAC. At all times during the Term, Landlord will provide electrical lighting for all Common Areas that require electric light during the day or are open at night, electrical service to the Premises, natural gas service to the Premises, and water and sewer service to the Premises, all in the amounts and locations specified in the Construction Documents, the cost of which shall be included in Common Area Expenses to the extent permitted by 1.2(d) above, except with respect to any such utilities that are separately metered to the Premises. To the extent the same are separately metered to the Premises, Tenant will pay for all electricity, gas, telephone, cable television, internet or other utility service and heating, ventilating and air conditioning (“HVAC”) service provided to the Premises from and after the Commencement Date. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all HVAC systems and equipment exclusively serving the Premises (and a copy thereof shall be furnished to Landlord). The HVAC service contract must include all services recommended by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Landlord may, upon Tenant’s failure to enter into the HVAC service contract, enter into a commercially reasonable maintenance/service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead. Tenant will arrange for direct billing of all separately metered utilities from the applicable utility providers. If any such utility service or HVAC service to the Premises is not measured by a separate meter for the Premises but rather by a common meter that measures the service provided to two or more premises in the Building or if such utility service is billed directly to Landlord, then such charges shall be included in Common Area Expenses. Such pro rata share will be determined by dividing the rentable area of the Premises by the total rentable area of all premises served by such common meter. If Landlord determines (using an objective verifiable method) that such allocation of charges is not an equitable allocation of charges to the premises served by such common meter, Landlord, at its expense, may install check meters and/or use engineer surveys to determine each party’s consumption and allocate charges based on such method. Neither Landlord, nor its agents or employees nor any company, firm, or individual operating, maintaining, managing, or supervising the plant or facilities furnishing utilities pursuant to this Section 5.1, or any of their respective agents, beneficiaries, or employees, will be liable to Tenant or any of Tenant’s employees, agents or anyone claiming through or under Tenant, for any damages, injuries, losses, expenses, claims, or causes of action, because of any interruption, curtailment or discontinuance of any such utility service nor shall any such interruption, curtailment or discontinuance be deemed an eviction or disturbance of Tenant’s use or possession of the Premises or any part thereof, nor relieve Tenant from full performance of Tenant’s obligations under this Lease. Upon a material interruption in utilities or services resulting from the gross negligence or willful misconduct of Landlord, Base Rent shall be proportionately abated based on the square footage of the Premises affected until such utilities and services are restored; provided, however, there shall be no abatement of Base Rent unless the interruption in utilities or services has materially and substantially interfered with Tenant’s use and enjoyment of the Premises and Tenant’s conduct of business for more than ten (10) consecutive days. Landlord covenants that the HVAC, plumbing, doors, lighting and electrical systems serving the Premises shall be in good working order as of the Commencement Date and warrants the condition of said systems for a period of ninety (90) days following the Commencement Date.

5.2                Use of Common Areas. Subject to the applicable sections of this Lease, the Declaration and all matters of record, Landlord grants Tenant the nonexclusive right during the Term to use, and to permit its agents, employees, customers and invitees to use, in common with Landlord and others granted the use thereof, (a) the Common Areas for the purpose of vehicular parking and (b) the Common Areas for the purpose of pedestrian and vehicular ingress, egress and access to, from and between the Premises, the Building and any public right-of-way that may be accessed from the boundaries of the Building. Tenant will not cause or permit its agents, employees or suppliers to cause any material obstructions of the Common Area. Tenant’s right to use and permit others to use the Common Area is limited to normal use for parking and access as described above. In no event may Tenant use the Common Areas for any other purpose without first obtaining Landlord’s written consent, which consent may be withheld in Landlord’s reasonable discretion and, if granted, may be subject to such conditions and to the scope, time and manner of use as Landlord may reasonably impose. Tenant shall comply with all of Landlord’s reasonable Rules and Regulations related to Common Areas; provided that such Rules and Regulations do not unreasonably increase Tenant’s obligations or unreasonably alter its rights under the Lease.

5.3                Operation of Common Areas. Landlord reserves the right from time to time to change the Common Areas of the Building, provided that (i) no such change will cause the Building to have materially less parking spaces available to it (including both parking spaces on the Building and those on property adjacent to the Building that are made available to tenants and customers of the Building by the Declaration, an easement or similar arrangement) unless such change in parking is required by Law, and (ii) no such change will cause any unreasonable interference with Tenant’s use or occupancy of the Premises. Landlord reserves the right to use the Common Areas for such promotions, exhibitions and similar uses as Landlord reasonably deems in the best interests of the Building and its tenants; provided that the same do not cause any unreasonable interference with Tenant’s use or occupancy of the Premises. Landlord may temporarily close parts of the Common Area for such periods of time as may be necessary for (a) temporary use as a work area in connection with the construction of buildings or other improvements within the Building or contiguous property; (b) repairs or alterations in or to the Common Areas to any utility facilities; (c) preventing the public from obtaining prescriptive rights in or to the Common Areas; (d) emergency or added safety reasons; or (e) performing such other acts as in Landlord’s reasonable judgment are appropriate for the proper operation or maintenance of the Building; provided, however, that Landlord will in all such cases minimize to the extent reasonably possible any interference with Tenant’s business, and further provided that if any temporary closure of the Common Areas will reduce the number of parking spaces available to Tenant for a period of more than ten (10) days, Landlord shall obtain replacement parking space for Tenant’s use within a reasonable distance from the Building during the period of such closure.

5.4                Security; Janitorial. Tenant will be responsible for any security services and janitorial services, including refuse and recycling services, to the Premises. In no event will Landlord be liable to Tenant, and Tenant hereby waives any claim against Landlord and Landlord’s Affiliates, for (a) any entry of third parties onto the Premises or into the Building; (b) any damage or injury to persons or property; or (c) any loss of property in or about the Premises or the Building, occurring as a result of any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction or insufficiency of any security services provided by Landlord.

6.                   REPAIRS.

6.1                Landlord’s Maintenance and Repairs. During the Term, Landlord will operate and maintain the Common Areas in compliance with all applicable Laws and consistent with the maintenance and operation of other similar buildings in the vicinity of the Building. During the Term, Landlord shall also, at all times, keep and maintain the Building’s Structure and Building’s Systems in good repair and working order and, as necessary, make repairs to and perform maintenance upon the Building’s Structure and Building’s Systems; provided that the costs of such maintenance and repairs will be included as Common Area Expenses to the extent permitted by Section 1.2(d) above. As used herein, “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams. As used herein “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems. Notwithstanding anything contained herein to the contrary, Landlord will, at a minimum, repair the Building to the extent of any applicable manufacturer’s or contractor’s warranties covering such repairs. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Property during the Term except as set forth in this Section. Except to the extent caused by the willful misconduct or grossly negligent act or omission or breach of this Lease by Landlord or its agents or employees, Landlord shall not be liable to Tenant for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease. Notwithstanding the foregoing, subject to Section 9.3 and 11.1, the cost of any repair or replace necessitated by damage caused by the acts or omissions of Tenant, its agents, employees or invites, which repair and replacement shall be the responsibility of Tenant.

6.2                Tenant’s Maintenance and Repairs. Subject to the terms of Sections 4, 5.1, 6.1, 10, and 12, and except to the extent Landlord is required to perform or pay for maintenance or repairs according to those Sections, Tenant will, at Tenant’s own expense and at all times during the Term, maintain and repair the Premises and Tenant’s equipment, personal property and trade fixtures in the Premises, and any mechanical, plumbing, lighting or electrical equipment that exclusively serves the Premises, including fire sprinkler and protection systems, any interior or exterior windows, glass or plate glass, and interior or exterior glazing, doors, garage doors, and all door openers, levelers, enclosures, and other door equipment, or equipment that is installed or operated to accommodate Tenant’s special requirements (such as a supplementary air conditioning unit installed to cool a computer room in the Premises), in good order and repair and in a condition that complies with all applicable Laws. Subject to Section 9.3 and 11.1, Tenant will also be responsible for the cost of repairing all damage to the Premises, Building or Common Areas (or any equipment or fixtures in or serving the same) caused by Tenant or its subtenants, or any of their respective agents, employees, contractors or invitees. Any such damage may be repaired by Landlord, in which case Tenant will pay as Rent to Landlord the cost of such repairs, including an amount sufficient to reimburse Landlord for overhead and supervision, within 10 days after the date of Landlord’s invoice. Alternatively, at Landlord’s option Tenant will promptly and adequately repair all such damage under the supervision and subject to the prior reasonable approval of Landlord. All work done by Tenant or its contractors (which contractors will be subject to Landlord’s reasonable prior written approval) is subject to Landlord’s approval and must be done in a first-class workmanlike manner using only grades of materials at least equal in quality to the materials being replaced and will comply with all insurance requirements and all applicable Laws. Tenant will not overload the electrical wiring and ventilation or utilities serving the Building and will install at Tenant’s sole expense, after first obtaining Landlord’s written approval (not to be unreasonably withheld, conditioned or delayed), any additional electrical wiring that may be required in connection with Tenant’s apparatus, equipment or fixtures. Nothing contained herein shall obligate Landlord to make any repair or perform any maintenance which is the responsibility of Tenant under this Section 6.2.

6.3                Failure to Maintain Premises; Landlord’s Right of Entry. If Tenant fails to perform any of its obligations under Section 6.2, then, upon not less than ten (10) days’ prior written notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required), Landlord may perform such obligations and Tenant will pay as Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision, within 10 days after the date of Landlord’s invoice therefor. For purposes of performing such obligations, or to inspect the Building or relet the Premises, Landlord may enter the Premises upon not less than twenty-four (24) hours prior written notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry (except to the extent caused by the willful misconduct or grossly negligent act or omission or breach of this Lease by Landlord or its agents or employees), provided that Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant’s business or Tenant’s use of the Premises.

6.4                Notice of Damage. Tenant will notify Landlord promptly after Tenant learns of (a) any fire or other casualty in the Premises or Common Areas; (b) any damage to or defect in the Premises, Building or Common Areas beyond ordinary wear and tear, including any fixtures or equipment in or serving the same, which was caused by Tenant or its subtenants, or their respective agents, employees, contractors or invitees, or for the repair of which Landlord might be responsible; and (c) any damage to or defect in any parts or appurtenances of the Building’s sanitary, electrical, heating, ventilating, air conditioning, or other systems located in or passing through the Premises beyond ordinary wear and tear.

7.                   ALTERATION AND IMPROVEMENTS.

7.1                Leasehold Improvements. The obligations of Landlord and Tenant to perform work and supply materials and labor to prepare the Premises for Tenant’s occupancy shall be as set forth in Exhibit D attached hereto and incorporated herein. Landlord’s obligation, if any, for completion of improvements to the Premises (“Leasehold Improvements”) shall be defined and limited by said Exhibit D, and Landlord shall not be required to furnish or install any item not indicated thereon. Any additional alterations or improvements to the Premises beyond those set forth on Exhibit D shall be at Tenant’s sole cost and expense and subject to all provisions of this Section 7, including without limitation the prior approval of Landlord. Taking possession of the Premises by Tenant shall be conclusive evidence the Premises were, on that date, in good, clean and tenantable condition and delivered in accordance with this Lease, unless set forth otherwise in a mutually agreed upon written “punch list” except for latent defects in the Leasehold Improvements of which written notice is given to Landlord within twelve (12) months of the Commencement Date, which latent defects shall be repaired/corrected by Landlord, at its sole cost and expense.

7.2                Alterations by Tenant. Following completion of the Leasehold Improvements, Tenant may, from time to time, at its own expense make non-structural changes, additions, and improvements to the Premises to better adapt the same to its business, provided that any such change, addition, or improvement shall (i) be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) comply with all Laws, and (iii) be performed in a good and workmanlike manner. All changes, additions and improvements to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant shall be the property of Tenant during the Term of this Lease, but at the expiration or earlier termination of the Lease all such changes, additions and improvements to the Premises (excluding Tenant’s trade fixtures) shall become Landlord’s property, and shall remain upon the Premises (unless Landlord elects otherwise, in writing, at the time Landlord provides its consent to such changes, additions and improvements or within ten (10) days after written notice with respect to any changes, additions and improvements not requiring Landlord’s consent), all without compensation, allowance or credit to Tenant. If at the time Landlord consents to their installation, Landlord requests or approves the removal by Tenant of any such changes, additions or improvements upon termination of this Lease, Tenant will remove the same upon termination of this Lease, subject to the terms of Section 15 of this Lease. All other changes, additions and improvements will remain Landlord’s property upon termination of this Lease and will be relinquished to Landlord in good condition, ordinary wear and tear excepted. Notwithstanding the foregoing, Tenant may perform any alteration to the interior of the Premises without the prior written consent of, but with at least ten (10) business days’ prior written notice to, Landlord provided such alteration (or the performance thereof) does not (i) affect the Building’s Systems; (ii) affect the Building’s Structure or require penetration of the floor or ceiling of the Premises; (iii) cost more than $20,000 in any one instance; (iv) require the issuance of a building permit, and further provided that such alteration (and the performance thereof) shall otherwise be in compliance with the provisions of this Section 7 (except for the requirement of Landlord’s consent).

7.3                Alterations by Landlord. Landlord may from time to time make repairs, changes, additions and improvements to the Building, Common Areas and those Building systems necessary to provide the services described in Sections 5.1 and 6.1, and for such purposes Landlord may enter the Premises upon not less than 7 days’ prior written notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry. In doing so, Landlord will not unreasonably disturb or interfere with Tenant’s use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and will repair any damage to the Premises caused by such entry. Upon an unreasonable disturbance or interference with Tenant’s use of the Premises and operation of its business resulting from the gross negligence or willful misconduct of Landlord, Base Rent shall be proportionately abated based on the square footage of the Premises affected until such disturbance or interference is remedied; provided, however, that there shall be no abatement of Base Rent unless the disturbance or interference has materially and substantially interfered with Tenant’s use and enjoyment of the Premises and Tenant’s conduct of business for more than ten (10) consecutive days. No permanent change, addition or improvement made by Landlord will materially impair access to the Premises or otherwise unreasonably interfere with Tenant’s use or occupancy of the Premises.

8.                   LIENS. Tenant agrees to pay before delinquency all costs for work, services or materials furnished to Tenant for the Premises, the nonpayment of which could result in any lien against the Premises. Tenant will keep title to the Premises free and clear of any such lien. Tenant will promptly notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien and will indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys’ fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings. In case any such lien attaches, Tenant agrees to cause it to be released and removed of record within thirty (30) days after Tenant’s receipt of written notice thereof (failing which Landlord may do so at Tenant’s sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may contest such lien by appropriate proceedings so long as Tenant deposits with the court or Landlord, whichever is required by applicable Laws, a bond or other security in an amount reasonably acceptable to Landlord and any Lender which may be used by Landlord to release such lien if Tenant’s contest is abandoned or is unsuccessful. If Landlord incurs any legal costs in causing the removal of such lien, Tenant will pay all legal costs incurred by Landlord, including, without limitation, Landlord’s reasonable attorneys’ fees. Upon final determination of any permitted contest, Tenant will immediately pay any judgment rendered and cause the lien to be released.

9.                   INSURANCE.

9.1                Landlord’s Insurance. During the Term, as part of Common Area Expenses, Landlord will provide and keep in force the following insurance:

(a)                 commercial general liability insurance relating to Landlord’s operation of the Building, for personal and bodily injury and death, and damage to others’ property in an amount consistent with that carried by other prudent landlords owning similar buildings in the vicinity of the Building or as otherwise required by Landlord’s lender;

(b)                all risk or fire insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) relating to the Building and Common Areas (but excluding Tenant’s fixtures, furnishings, equipment, personal property, documents, files and work products) for one hundred percent (100%) of the full replacement value of the Building and Common Areas;

(c)                 loss of rental income insurance or loss of insurable gross profits; and

(d)                such other insurance (including boiler, machinery, earthquake, flood, and commercial general liability insurance) as Landlord reasonably elects to obtain or any Lender requires

(e)                 Insurance maintained by Landlord under this Section 9 will be in amounts that Landlord from time to time reasonably determines sufficient or any Lender requires, except as otherwise provided above; will be subject to such deductibles and exclusions as Landlord reasonably determines; will, in the case of insurance under Section 9.1(b) (c) and (d) permit the release of Tenant from certain liability under Sections 9.3 and 11.1; and will otherwise be on such terms and conditions as Landlord from time to time reasonably determines sufficient.

9.2                Tenant’s Insurance. During the Term, Tenant will provide and keep in force the following insurance:

(a)                 commercial general liability insurance relating to Tenant’s business (carried on, in or from the Premises or Common Areas) and Tenant’s use and occupancy of the Premises, for personal and bodily injury and death, and damage to others’ property, with limits of not less than $1,000,000 for any one accident or occurrence and a general aggregate limit of not less than $2,000,000;

(b)                all risk or fire insurance (including standard extended endorsement perils, leakage from fire protective devices and other water damage) relating to Tenant’s fixtures, furnishings, personal property, equipment, inventory and stock-in-trade on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a coinsurer and subject only to such deductibles and exclusions as Landlord may reasonably approve;

(c)                 if any boiler or machinery is operated in the Premises, boiler and machinery insurance;

(d)                if Tenant operates owned, hired or non-owned vehicles on the Premises, automobile liability insurance with limits of not less than $1,000,000 combined bodily injury and property damage; and

(e)                 workers’ compensation and employer’s liability insurance in any amounts required to comply with applicable Laws.

Landlord, Landlord’s property manager (if any), and any Lender will be named as additional insureds in the policy described in Section 9.2(a), which will include cross liability and severability of interests clauses and will be on an “occurrence” (and not a “claims made”) form. The policies described in Sections 9.2(b) and 9.2(c) will permit the release of Landlord from certain liability under Section 11.2. Tenant’s insurance policies will be written by insurers that are rated A IX or better by Best’s Rating Guide and licensed in the state in which the Building is located will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry, and will otherwise be upon such terms and conditions as Landlord from time to time reasonably requires, including limits on Tenant’s deductibles. Tenant will file with Landlord, on or before the Commencement Date and at least 10 days before the expiration date of expiring policies, such copies of either current policies or certificates, or other proofs, as may be reasonably required to establish Tenant’s insurance coverage in effect from time to time and payment of premiums. Tenant’s insurers will agree to give Landlord and all other additional insureds at least 30 days’ prior notice of any non-renewal, and at least 10 days’ prior notice of any cancellation, of any insurance coverage required by this Section 9.2. If Tenant fails to insure or pay premiums, or to file satisfactory proof as required, Landlord may, upon a minimum of 24 hours’ notice, effect such insurance and Tenant will pay to Landlord, on demand, the cost of any premiums paid by Landlord. Tenant shall be entitled to maintain an umbrella policy covering all of Tenant’s assets.

9.3                Waiver of Subrogation. Landlord and Tenant release and relieve the other, and waive the entire right of recovery for loss or damage to property located within or constituting a part or all of the Premises, the Building or the Property to the extent that the loss or damage is actually covered (and claim amount recovered) by commercial insurance carried by either party and in force at the time of such loss or damage. This waiver applies whether or not the loss is due to the negligent acts or omissions of Landlord or Tenant, or their respective officers, directors, mangers, members, employees, agents, contractors, or invitees. Each of Landlord and Tenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided, however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

10.                DAMAGE OR DESTRUCTION.

10.1             Termination Options. If the Premises is damaged by fire or other casualty, Landlord may, at its option, restore the Premises to as near its previous condition as is reasonably possible. Unless Landlord, within ninety (90) days after the happening of any such casualty, shall notify Tenant of its election to so restore, this Lease shall thereupon terminate and end; provided that if Landlord reasonably estimates that such damage can be repaired within 180 days from the date of such casualty and there are insurance proceeds sufficient to repair such damage, then Landlord shall be obligated to repair such damage and the Lease shall not terminate. If Landlord elects to or is required to restore the Premises, Landlord will notify Tenant in writing of the time necessary to repair or restore such damage, as estimated by Landlord’s architect, engineer or contractor (the “Repair Notice”). If such Repair Notice states that repair or restoration of all of such damage that was caused to the Building cannot be completed within 180 days from the date of such damage, or if such damage occurred within the last 12 months of the Term and such Repair Notice states that repair or restoration of all such damage that was caused to the Premises or any other portion of the Building necessary for Tenant’s occupancy cannot be completed within 30 days from the date of such damage, or if such damage renders more than 50% of the rentable area of the Building untenantable, or if such damage is not insured against by the insurance policies required to be maintained by Landlord according to Section 9, then Landlord will have the option to terminate this Lease. If Landlord exercises its option to terminate this Lease, the Term will expire and this Lease will terminate as set forth in Landlord’s notice of termination to Tenant; provided, however, that Rent for the period commencing on the date of such damage until the date this Lease terminates will be reduced as set forth in Section 10.3. Additionally, if a material portion of the Premises is damaged by a casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such damage, and Landlord estimates that the damage caused thereby cannot be repaired within 180 days after the date of such damage, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Repair Notice has been delivered to Tenant.

10.2             Repair Obligations. If the Premises is damaged by fire or other casualty and Landlord does not terminate this Lease according to Section 10.1, then Landlord will repair and restore such damage with reasonable promptness, subject to delays for insurance adjustments and delays caused by matters beyond Landlord’s control. However, Landlord will not be required to spend more for such repair and restoration than the insurance proceeds available to Landlord as a result of the fire or other casualty. To the extent Tenant is responsible for insuring equipment, Tenant’s inventory and stock-in-trade, Tenant agrees, promptly upon notice from Landlord that Landlord is repairing the Building, to file such claims and pursue such repairs to the Premises in order to rebuild the equipment to reopen Tenant’s business within 20 days after the completion of Landlord’s repairs. Landlord will have no liability to Tenant and Tenant will not be entitled to terminate this Lease if Landlord’s repairs and restoration are not in fact completed within the estimated time period, provided that Landlord promptly commences and diligently pursues such repairs and restoration to completion. If Landlord elects or is required to repair the Building or the Premises, as applicable, and Tenant does not elect to terminate this Lease if permitted to hereinabove, and, subject to delays beyond Landlord’s reasonable control, Landlord fails to complete such repairs or restoration within the later of (a) 365 days or (b) thirty (30) days after the estimated date of completion of repairs as set forth in the Repair Notice (the “Outside Repair Date”), then Tenant shall have the right to terminate this Lease upon written notice to Landlord at any time after the Outside Repair Date and prior to Landlord’s completion of the repairs and to the extent Landlord completes the repairs prior to receipt of such notice Tenant shall be deemed to have waived the foregoing right to terminate this Lease. In no event will Landlord be obligated to repair, restore or replace any of the property required to be insured by Tenant according to Section 9.2.

10.3             Rent Abatement. If any fire or casualty damage renders the Premises untenantable and if this Lease is not terminated according to Section 10.1, then Rent will abate beginning on the date of such damage; provided, however, such abatement (a) shall apply only to the extent the Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof; and (ii) shall not apply if Tenant or any other occupant of the Premises or any of their agents, employees, invitees, transferees or contractors caused the damage. Such abatement will end on the earlier of 30 days after the date Landlord has substantially completed the repairs and restoration Landlord is required to perform according to Section 10.2 or the date Tenant accepts the Premises for occupancy. Tenant agrees that the rights provided by Section 10 of this Lease shall be Tenant’s sole and exclusive recourse in the event of such damage, and Tenant waives any other rights Tenant may have under applicable law to perform repairs or terminate the Lease by reason of damage to the Building or Premises.

11.                WAIVERS AND INDEMNITIES.

11.1             Landlord’s Waivers. Tenant and its Affiliates will not be liable or in any way responsible to Landlord for, and Landlord waives all claims against Tenant and its Affiliates for, any loss, injury or damage that is insured or required to be insured by Landlord under Section 9.1(a), so long as such loss, injury or damage results from or in connection with this Lease or Tenant’s use and occupancy of the Premises.

11.2             Tenant’s Waivers. Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or its agents or employees, Landlord and its Affiliates will not be liable or in any way responsible for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by other tenant’s, occupants or persons in the Premises or other premises in the Building or caused by the public or by construction of any private or public work. In addition, Landlord and its Affiliates will not be liable or in any way responsible to Tenant for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage that is insured or required to be insured by Tenant under Sections 9.2(b) or 9.2(c), so long as such loss, injury or damage results from or in connection with this Lease or Landlord’s operation of the Building.

11.3             Landlord’s Indemnity. Subject to Sections 5.1, 9.3 and 11.2 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Tenant, its subtenants or licensees, or any of their respective agents, employees or invitees, Landlord will indemnify and hold Tenant harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees) due to or arising out of any willful or negligent act or omission or breach of this Lease by Landlord or its agents or employees. Landlord’s obligations under this Section 11.3 will survive the expiration or early termination of the Term.

11.4             Tenant’s Indemnity. Subject to Sections 9.3 and 11.1 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or its agents or employees, Tenant will indemnify and hold Landlord harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees) due to or arising out of any accident or occurrence on or about the Premises (including, without limitation, accidents or occurrences resulting in injury, death, property damage or theft) or any willful or negligent act or omission of or breach of this Lease by Tenant, its subtenants or licensees, or any of their respective agents, employees or invitees. Tenant’s obligations under this Section 11.4 will survive the expiration or early termination of the Term.

12.                CONDEMNATION.

12.1             Full Taking. If all or substantially all of the Building or Premises are taken for any public or quasi-public use under any applicable Laws or by right of eminent domain, or are sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date when the condemning authority takes physical possession of the Building or Premises.

12.2             Partial Taking.

(a)                 Landlord’s Termination of Lease. If only part of the Building or Premises is thus taken or sold, and if after such partial taking, in Landlord’s reasonable judgment, alteration or reconstruction is not economically justified, then Landlord (whether or not the Premises are affected) may terminate this Lease by giving written notice to Tenant within 60 days after the taking.

(b)                Tenant’s Termination of Lease. If over 20% of the Premises is thus taken or sold, and Landlord is unable to provide Tenant with comparable replacement premises in the Building, Tenant may terminate this Lease if in Tenant’s reasonable judgment the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking. Such termination by Tenant must be exercised by written notice to Landlord given not later than 60 days after Tenant is notified of the taking of the Building.

(c)                 Effective Date of Termination. Termination by Landlord or Tenant will be effective as of the date when physical possession of the applicable portion of the Building or Premises is taken by the condemning authority.

(d)                Election to Continue Lease. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking of a portion of the Premises, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so taken or sold. If this Lease is not terminated upon a partial taking of the Building or Premises, Landlord will, at Landlord’s sole expense, promptly restore and reconstruct the Building and Premises to substantially their former condition to the extent the same is feasible. However, Landlord will not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Building or Premises so taken.

12.3             Awards. As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Premises, including any award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for any damages resulting from the taking of Tenant’s trade fixtures or personal property, or for moving expenses, business relocation expenses or damages to Tenant’s business incurred as a result of such condemnation, but only if such damages are awarded separately in the eminent domain proceeding and not as part of the damages recovered by Landlord.

13.                ASSIGNMENT AND SUBLETTING.

13.1             Limitation. Tenant shall not sublet the Premises or any part thereof, nor assign the Lease or any interest therein, or permit the Premises to be used by any parties other than Tenant and its employees, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. As a condition of assignment or sublease, Landlord may require the continued liability of Tenant or a separate personal guaranty by Tenant or its principal. If Tenant is a corporation, limited liability company, or other entity that is not a natural person, any change in (i) ownership of more than thirty percent (30.0%) (over any period) of the ownership interest, (ii) a transfer of 50% or more of Tenant’s assets, and (iii) any other transfer of interest effecting a change in the identity of persons exercising effective control of Tenant will be deemed an assignment of the Lease. In the event an assignment or sublease is permitted by Landlord, all payments from assignee or sublessee shall be made directly by said party to Landlord, and not through Tenant.

13.2             Notice of Proposed Transfer. If Tenant desires to enter into any assignment of this Lease or a sublease of all or any part of the Premises, Tenant will first give Landlord written notice, at least 30 days prior to the proposed assignment or sublease, of the proposed assignment or sublease, which notice will contain (a) the name and address of the proposed transferee, (b) the proposed use of the Premises if other than the Permitted Use, (c) statements reflecting the proposed transferee’s current financial condition and income and expenses for the past two years, and (d) the principal terms of the proposed assignment or sublease. Landlord shall respond to any such notice from Tenant within ten (10) business days after receipt thereof. Tenant shall not permit the proposed transferee to occupy the Premises, or a portion thereof, without Landlord’s written consent. Tenant will pay as Additional Rent to Landlord the cost incurred by Landlord or property manager for reasonable legal fees and expenses and for Landlord’s administrative fees in connection with any such assignment or subletting not to exceed $1,500.00 in any instance, which shall be paid within 10 days after the date of Landlord’s invoice therefor.

13.3             Permitted Transfers. Tenant may assign or sublet all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the consent of Landlord: (i) any Affiliate Tenant; (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated; (iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity which is a successor to Tenant as a result of any reorganization or recapitalization of or with Tenant; or (iv) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets; provided the following conditions are satisfied as reasonably determined by Landlord: (i) in the case of a merger, consolidation or similar business reorganization, Tenant’s successor shall own all or substantially all of the assets of Tenant; (ii) in the case of any assignment of this Lease to any Affiliate or successor of Tenant, such Affiliate or successor Tenant shall have a net worth which is at least equal to Tenant’s net worth at the date of this Lease; (iii) Tenant is not then in Default of this Lease (beyond any applicable notice and cure period); (iv) the proposed Permitted Transferee will continuously occupy and use the Premises (or portion thereof) for the term of the Permitted Transfer; (v) the use by the proposed transferee will be substantially the same as Tenant’s use of the Premises; (vi) the Permitted Transfer will not directly or indirectly cause Landlord to be in breach of any contractual obligation; and (vii) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer, along with all applicable documentation and other information reasonably necessary for Landlord to determine that the requirements of this subsection have been satisfied, including if applicable, the qualification of such proposed transferee as an Affiliate of Tenant. The term “Affiliate” means any person or entity controlling, controlled by or under common control with Tenant. If requested by Landlord, the Affiliate or successor shall sign a commercially reasonable form of assumption agreement.

14.                PERSONAL PROPERTY. Tenant may install in the Premises its personal property (including Tenant’s usual trade fixtures) in a proper manner, provided that no such installation will interfere with or damage the mechanical, plumbing or electrical systems or the structure of the Building, and provided further that if such installation would require any change, addition or improvement to the Premises, such installation will be subject to Section 7. Any such personal property installed in the Premises by Tenant (a) may be removed from the Premises from time to time in the ordinary course of Tenant’s business or in the course of making any changes, additions or improvements to the Premises permitted under Section 7, and (b) will be removed by Tenant at the end of the Term according to Section 15.1. Tenant will promptly repair at its expense any damage to the Premises and the Building resulting from such installation or removal.

15.                END OF TERM.

15.1             Surrender. Upon the expiration or other termination of the Term, Tenant will immediately vacate and surrender possession of the Premises in good order, repair and condition, except for ordinary wear and tear and damage from casualty or condemnation. Upon the expiration or other termination of the Term, Tenant agrees to remove, at Tenant’s expense, (a) all changes, additions and improvements to the Premises the removal of which Landlord required in writing according to Section 7.2, at the time Landlord consented to their installation or within 10 days after notice with respect to changes, additions and improvements not requiring Landlord’s consent, and (b) all of Tenant’s trade fixtures, furnishings, equipment and other personal property. Tenant agrees to repair any damage to the Premises occasioned by the removal of such items and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner, including but not limited to removal and restoration of all penetrations to the walls, roof and floor. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder within 10 after the expiration or termination of this Lease, Landlord may do so and Tenant shall pay Landlord’s reasonable charges therefor upon demand. Any of Tenant’s property remaining on the Premises for more than 10 days after the expiration or termination of this Lease, will be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to account to or compensate Tenant, and Tenant will pay Landlord on demand all costs incurred by Landlord relating to such abandoned property.

15.2             Holding Over. Tenant understands that it does not have the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant’s failure to vacate the Premises and deliver possession to Landlord as required by this Lease. If Tenant holds over after the Expiration Date with Landlord’s prior written consent, Tenant will be deemed to be a tenant from month to month, at a monthly Base Rent, payable in advance, equal to an amount equal to 125% of the monthly Base Rent payable during the last Lease Year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a month-to-month tenancy. If Tenant holds over after the Expiration Date without Landlord’s prior written consent, Tenant will be deemed a tenant at sufferance, at a daily Base Rent, payable in advance, equal to 150% of the Base Rent per day payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a tenancy at sufferance.

16.                ESTOPPEL CERTIFICATES. Promptly upon Landlord’s request after Tenant has occupied the Premises, Tenant will execute and deliver to Landlord an Occupancy Estoppel Certificate in the form of Exhibit A. In addition, Tenant agrees that at any time and from time to time (but no more than 10 days’ following request by Landlord), Tenant will execute, acknowledge and deliver to Landlord a certificate indicating any or all of the following: (a) the Commencement Date and Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Base Rent, Additional Rent and any other Rent payable have been paid; (d) that no default by Landlord or Tenant exists which has not been cured, except as to defaults stated in such certificate; (e) that Tenant has no existing defenses or setoffs to enforcement of this Lease, except as specifically stated in such certificate; (f) provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease; (g) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (h) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building. Landlord agrees periodically to furnish, upon not less than 10 days’ prior written request by Tenant, certificates signed by Landlord containing information similar to the foregoing information; provided, however, that Landlord shall not be required to furnish any such certificate more than once in any calendar year.

17.                TRANSFERS OF LANDLORD’S INTEREST.

17.1             Sale, Conveyance and Assignment. Subject only to Tenant’s rights under this Lease, nothing in this Lease will restrict Landlord’s right to sell, convey, assign or otherwise deal with the Property or Landlord’s interest under this Lease.

17.2             Effect of Sale, Conveyance or Assignment. A sale, conveyance or assignment of the Property will automatically release Landlord from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date; and Tenant will look solely to Landlord’s transferee for performance of Landlord’s obligations relating to the period after such effective date. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord’s transferee.

17.3             Subordination and Nondisturbance. This Lease is and will be subject and subordinate in all respects to any Encumbrance. While such subordination will occur automatically, Tenant agrees, upon request by and without cost to Landlord or any successor in interest, to promptly execute and deliver to Landlord or any Lender such instrument(s) as may be reasonably required to evidence such subordination. In the alternative, however, any Lender may unilaterally elect to subordinate its Encumbrance to this Lease. Notwithstanding the foregoing, subordination of this Lease to any Encumbrance shall be subject to Tenant’s receipt of a non-disturbance agreement (on a form customarily used by, or otherwise reasonably acceptable to, Lender) which provides in substance that so long as Tenant is not in default under the Lease beyond any applicable notice and cure period, Tenant’s use and occupancy of the Premises shall not be disturbed, notwithstanding any default of Landlord under such Encumbrance. Tenant agrees to execute and Landlord agrees to use commercially reasonable efforts to obtain lender’s signature on a Subordination, Non-Disturbance and Attornment Agreement substantially in the form attached hereto as Exhibit F within 30 days after the date of Substantial Completion of the Base Building.

17.4             Attornment. If the interest of Landlord is transferred to any person (a “Transferee”) by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant will immediately and automatically attorn to the Transferee. Upon attornment this Lease will continue in full force and effect as a direct lease between the Transferee and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease, except that the Transferee will not be: (a) liable for any act or omission of any prior landlord, including Landlord (but such exemption will not excuse the Transferee from the performance of any obligations of the landlord under this Lease required to be performed subsequent to the transfer to the Transferee); (b) subject to any offsets or defenses which Tenant might have against any prior landlord, including Landlord (excluding any express right of abatement granted under this Lease, provided that the Lender who held the Encumbrance the enforcement of which resulted in the transfer to the Transferee (the “Foreclosing Lender”) was afforded any notice and cure rights to which it was entitled under Section 22.1 with respect to the matter that gave rise to such express right of abatement); (c) bound by any Rent or advance Rent which Tenant might have paid for more than the current month or the next succeeding month to any prior landlord, including Landlord, and all such Rent will remain due and owing, regardless of such advance payment; (d) obligated for repayment to Tenant of the Security Deposit or any other security or advance rental deposit made by Tenant, except to the extent the same is paid over to the Transferee (provided that, except as set forth in Section 23.2, Tenant shall not be obligated to pay for any additional or replacement Security Deposit); or (e) bound by any termination, amendment or modification of this Lease (other than one expressly contemplated by the terms of this Lease and effected according to such express terms, such as termination by Landlord due to a Default by Tenant) made without the written consent of the Foreclosing Lender. Tenant agrees, upon request by and without cost to the Transferee, to promptly execute and deliver to the Transferee such instrument(s) as may be reasonably required to evidence such attornment.

18.                PARKING. At all times during the Term, Landlord grants Tenant the right to use its pro rata share of the parking spaces at the Property for the temporary or daily parking of automobiles or similarly sized light trucks or utility vehicles during the Term of this Lease, which use shall be at no cost to Tenant. Tenant’s rights to use the Property’s parking facilities in which they are located are nonexclusive, will be deemed a license only, and are conditioned upon this Lease being in full force and effect and there being no Default beyond any applicable notice and cure period.

19.                DECLARATION. Tenant agrees to faithfully observe and comply with the Declaration and all other covenants, conditions, restrictions and easements of record affecting the Property. A violation of any such documents beyond any applicable cure period shall be considered a breach of this Lease by Tenant.

20.                RULES AND REGULATIONS. Tenant agrees to faithfully observe and comply with the Rules and Regulations set forth on Exhibit B, to the extent the same do not conflict with the terms and conditions of this Lease, and with all reasonable modifications and additions to such Rules and Regulations (which will be applicable to all Building tenants) from time-to-time adopted by Landlord and of which Tenant is notified in writing, provided that such modifications and additions do not unreasonably increase Tenant’s obligations or unreasonably alter its rights under the Lease. No such modification or addition will contradict or abrogate any right expressly granted to Tenant under this Lease.

21.                TENANT’S DEFAULT AND LANDLORD’S REMEDIES.

21.1             Default. Each of the following events will constitute a material breach by Tenant and a “Default” under this Lease:

(a)                 Failure to Pav Base Rent. Tenant fails to pay Base Rent within 5 days after Tenant’s receipt of written notice that the same is due and unpaid; provided that with respect to Base Rent, Tenant will be entitled to only two notices of such failure during any Lease Year and if, after two such notices are given in any Lease Year, Tenant fails, during such Lease Year, to pay any such amounts when due, such failure will constitute a Default without further notice by Landlord or additional cure period.

(b)                Failure to Pay Other Rent. Tenant fails to pay Additional Rent or any other Rent payable by Tenant under the terms of this Lease when due, and such failure continues for 5 days after written notice from Landlord to Tenant of such failure; provided that with respect to Common Area Expenses and Taxes, Tenant will be entitled to only two notices of such failure during any Lease Year and if, after two such notices are given in any Lease Year, Tenant fails, during such Lease Year, to pay any such amounts when due, such failure will constitute a Default without further notice by Landlord or additional cure period.

(c)                 Failure to Perform Other Obligations. Except as otherwise specifically provided in this Lease, Tenant breaches or fails to comply with any other provision of this Lease applicable to Tenant, and such breach or noncompliance continues for a period of 30 days after notice by Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such 30-day period, Tenant does not in good faith commence to cure such breach or noncompliance within such 30-day period and diligently pursue the same to completion. However, if such breach or noncompliance causes or results in (1) a dangerous condition on the Premises or Building, or (2) any insurance coverage carried by Landlord or Tenant with respect to the Premises or Building being jeopardized, or (3) a material disturbance to another tenant, then a Default will exist if such breach or noncompliance is not cured as soon as reasonably possible after notice by Landlord to Tenant, and in any event is not cured within 30 days after such notice. For purposes of this Section 21.1(c), financial inability will not be deemed a reasonable ground for failure to immediately cure any breach of, or failure to comply with, the provisions of this Lease.

(d)                Intentionally Deleted.

(e)                 Transfer of Interest Without Consent. Tenant’s interest under this Lease or in the Premises is transferred or passes to, or devolves upon, any other party in violation of Section 13.

(f)                  Execution and Attachment Against Tenant. Tenant’s interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within 30 days after levy.

(g)                Bankruptcy or Related Proceedings. Tenant files a petition in bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency Laws, or voluntarily takes advantage of any such Laws by answer or otherwise, or dissolves or makes an assignment for the benefit of creditors, or involuntary proceedings under any such Laws or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for the Premises or for all or substantially all of Tenant’s property, and such proceedings are not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment.

21.2             Remedies. Time is of the essence. If any Default occurs, Landlord will have the right, at Landlord’s election, then or at any later time, to exercise any one or more of the remedies described below. Exercise of any of such remedies will not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

(a)                 Cure by Landlord. Landlord may, at Landlord’s option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord deems necessary or desirable to cure any Default in such manner and to such extent as Landlord deems necessary or desirable. Landlord may do so without additional demand on, or additional written notice to, Tenant and without giving Tenant an additional opportunity to cure such Default. Tenant covenants and agrees to pay Landlord, upon demand, all advances, costs and expenses of Landlord in connection with making any such payment or taking any such action, including reasonable attorney’s fees, together with interest at the rate described in Section 3.5, from the date of payment of any such advances, costs and expenses by Landlord.

(b)                Termination of Lease and Damages. Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. Tenant will remain liable to Landlord for damages in an amount equal to the Base Rent, Taxes, Common Area Expenses and other Rent which would have been owing by Tenant for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such recovery of possession or reletting. Landlord will be entitled to collect and receive such damages from Tenant on the days on which such Rent would have been payable if this Lease had not been terminated. Alternatively, at Landlord’s option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (1) all unpaid Base Rent, Common Area Expenses, Taxes and other Rent for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the rate described in Section 3.5), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the termination date; plus (2) the present value at the time of termination (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the termination date) of the amount, if any, by which (A) the aggregate of such Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after termination (with respect to Common Area Expenses and Taxes, such aggregate will be calculated by assuming that Common Area Expenses and Taxes for the calendar year in which termination occurs and for each subsequent calendar year remaining in the Term if this Lease had not been terminated will increase by 4% per year over the amount of Common Area Expenses and Taxes for the prior calendar year), exceeds (B) the amount of such Rent which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers’ commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus (3) interest on the amount described in (2) above from the termination date to the date of the award at the rate described in Section 3.5.

(c)                 Repossession and Reletting. Landlord may reenter and take possession of all or any part of the Premises, without additional demand or notice, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in such notice. After recovering possession of the Premises, Landlord may, from time to time, but will not be obligated to, relet all or any part of the Premises for Tenant’s account, for such term or terms and on such conditions and other terms as Landlord, in its discretion, determines. Landlord hereby acknowledges, however, that Landlord shall mitigate its damages to the extent required by applicable Laws. Landlord may make such repairs, alterations or improvements as Landlord considers appropriate to accomplish such reletting, and Tenant will reimburse Landlord upon demand for all costs and expenses, including attorneys’ fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord will in no way be responsible or liable for any failure to relet the Premises or for any inability to collect any rent due upon such reletting. Regardless of Landlord’s recovery of possession of the Premises, Tenant will continue to pay on the dates specified in this Lease, the Rent which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises. Alternatively, at Landlord’s option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (1) all unpaid Base Rent, Taxes and Common Area Expenses and other Rent for any period prior to the repossession date (including interest from the due date to the date of the award at the rate described in Section 3.5), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the repossession date; plus (2) the present value at the time of repossession (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the repossession date) of the amount, if any, by which (A) the aggregate of such Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after repossession (with respect to Common Area Expenses and Taxes, such aggregate will be calculated by assuming that Common Area Expenses and Taxes for the calendar year in which repossession occurs and for each subsequent calendar year remaining in the Term if Landlord had not repossessed the Premises will increase by 4% per year over the amount of Common Area Expenses and Taxes for the prior calendar year), exceeds (B) the amount of such Rent which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers’ commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus (3) interest on the amount described in (2) above from the repossession date to the date of the award at the rate described in Section 3.5. In no event will Landlord be required to pay Tenant any excess amounts if Landlord successfully relets the Premises.

(d)                Bankruptcy Relief. Nothing contained in this Lease will limit or prejudice Landlord’s right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, under this Lease

(e)                 Mitigation. Landlord shall use commercially reasonable efforts to mitigate its damages from any Default of this Lease by Tenant.

22.                LANDLORD’S DEFAULT AND TENANT’S REMEDIES.

22.1             Default. If Tenant believes that Landlord has breached or failed to comply with any provision of this Lease applicable to Landlord, Tenant will give written notice to Landlord describing the alleged breach or noncompliance. Landlord will not be deemed in default under this Lease if Landlord cures the breach or noncompliance within 30 days after receipt of Tenant’s notice or, if the same cannot reasonably be cured within such 30-day period, if Landlord in good faith commences to cure such breach or noncompliance within such period and then diligently pursues the cure to completion. Tenant will also send a copy of such notice to any Lender of whom Tenant has been notified in writing, and such Lender will also have the right to cure the breach or noncompliance within the period of time described above.

22.2             Remedies. If Landlord breaches or fails to comply with any provision of this Lease applicable to Landlord, and such breach or noncompliance is not cured within the period of time described in Section 22.1, then Tenant may exercise any right or remedy available to Tenant at law or in equity, provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, or terminate this Lease, and Tenant hereby expressly waives the benefit of any Law to the contrary.

23.                SECURITY DEPOSIT.

23.1             Deposit. Upon execution of this Lease, Tenant will deposit the Security Deposit with Landlord. The Security Deposit will be used solely as security for Tenant’s faithful and diligent performance of all of Tenant’s obligations under this Lease, including payment of Rent. The Security Deposit will remain in Landlord’s possession for the entire Term, and Landlord will not be required to segregate it from Landlord’s general funds, unless required by Law. Tenant will not be entitled to any interest on the Security Deposit, unless required by Law.

23.2             Use and Restoration. If Tenant fails to perform any of its obligations under this Lease, Landlord may, at its option, use, apply or retain all or any part of the Security Deposit for the payment of (a) any Rent in arrears; (b) any expenses Landlord may incur as a direct or indirect result of Tenant’s failure to perform; and (c) any other losses or damages Landlord may suffer as a direct or indirect result of Tenant’s failure to perform. If Landlord so uses or applies all or any portion of the Security Deposit, Landlord will notify Tenant of such use or application and Tenant will, within 10 days after the date of Landlord’s notice, deposit with Landlord a sum sufficient to restore the Security Deposit to the amount held by Landlord immediately prior to such use or application. Tenant’s failure to so restore the Security Deposit will constitute a Default.

23.3             Transfers. Tenant will not assign or encumber the Security Deposit without Landlord’s express written consent. Neither Landlord nor its successors or assigns will be bound by any assignment or encumbrance unless Landlord has given its consent. Landlord shall, at any time and from time to time, transfer the Security Deposit to any purchaser or lessee of the Building. Upon any such transfer, Tenant agrees to look solely to the new owner or lessee for the return of the Security Deposit.

23.4             Refund. Provided that Tenant has fully and faithfully performed all of its obligations under this Lease, Landlord will refund the Security Deposit, or any balance remaining, to Tenant or, at Landlord’s option, to the latest assignee of Tenant’s interest under this Lease, within 45 days after the expiration or early termination of the Term and Tenant’s vacation and surrender of the Premises to Landlord in the condition required by Section 15.1. If Tenant fails to make any final estimated payment of Common Area Expenses and Taxes required by Landlord according to Section 3.2(c), Landlord may withhold such final payment from the amount of the Security Deposit refund.

24.                SUBSTANCES; DISRUPTIVE ACTIVITIES.

24.1             Hazardous Substances.

(a)                 Presence and Use of Hazardous Substances. Tenant shall not, without Landlord’s prior written consent of Landlord’s sole discretion, keep on or around the Premises, Building or Property, for use, disposal, treatment, generation, storage or sale, any substances designed as, or containing components designated as, a “hazardous substance,” “hazardous material,” “hazardous waste,” “regulated substance” or “toxic substance” (collectively referred to as “Hazardous Substances”), except for Hazardous Substances used in the ordinary course of Tenant’s business at the Premises, that are used, kept, and disposed of in compliance with Laws. With respect to any such Hazardous Substances kept by Tenant on or around the Premises, Tenant shall: (i) comply promptly, timely and completely with all Laws for reporting, keeping and submitting manifests, and obtaining and keeping current identification numbers; (ii) submit to Landlord true and correct copies of all reports, manifests and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities; (iii) within five (5) days of Landlord’s written request, submit written reports to Landlord regarding Tenant’s use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Landlord of Tenant’s compliance with all applicable Laws; (iv) allow Landlord or Landlord’s agent or representative to come on the Premises at reasonable times and upon not less than 24 hours prior written notice to check Tenant’s compliance with all applicable Laws; (v) comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances (if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such levels or standards shall be established by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease); and (vi) comply with all applicable Laws regarding the proper and lawful use, sale, transportation, generation, treatment and disposal of Hazardous Substances.

(b)                Monitoring Costs. Any reasonable out-of-pocket costs incurred by Landlord and associated with Landlord’s monitoring of Tenant’s compliance with this Section 24, including Landlord’s reasonable attorneys’ fees and costs, shall be Additional Rent and shall be due and payable to Landlord immediately upon demand by Landlord.

24.2             Cleanup Costs, Default and Indemnification.

(a)                 Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises, Building or Property.

(b)                Tenant shall fully indemnify, defend and save Landlord and Landlord’s lender, if any, harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord’s and Landlord’s lender’s attorneys’ fees and costs) as a. result of Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Substances on or about the Premises. The foregoing indemnity shall not include, and Tenant shall have no liability whatsoever for, any Hazardous Substances that were located on or about the Premises or the Building on, or before, the Commencement Date, nor any Hazardous Materials placed on or about the Premises or the Building by Landlord, its employees, agents or contractors, or by any other tenant.

(c)                 Upon Tenant’s default under this Section 24 beyond any applicable notice and cure period, in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies: (i) at Landlord’s option, to terminate this lease immediately; and/or (ii) to recover any and all damages associated with the default, including, but not limited to cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building or Property, any and all damages and claims asserted by third parties and Landlord’s attorney’s fees and costs.

24.3             Disruptive Activities. Tenant shall not: (i) produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not, outside the Premises, be materially different than the light or heat from other sources outside the Premises; (ii) create, or permit to be created, any sound pressure level which will unreasonably interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement; (iii) create, or permit to be created, any floor or ground vibration that is unreasonably disruptive outside the Premises; (iv) transmit, receive, or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in or about the Premises, Building or Property; or (v) create, or permit to be created, any noxious odor that is disruptive to the business operations of any other tenant in the Building or Property.

25.                TIME OF THE ESSENCE. Time is of the essence with respect to all obligations of the parties pursuant to this Lease.

26.                BROKERS. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Landlord’s Broker and Tenant’s Broker (defined below). Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation, if any, payable to CBRE (“Landlord’s Broker”) and CBRE, Inc. (“Tenant’s Broker”) pursuant to separate agreement. Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party.

27.                LIMITATIONS ON LANDLORD’S LIABILITY. Any monetary liability for damages, breach, or nonperformance by Landlord or arising out of the subject matter of, or the relationship created by, this Lease will be collectible only out of Landlord’s interest in the Building and the rents and profits generated thereby and no personal liability is assumed by, or will at any time be asserted against, Landlord, its Affiliates, shareholders, partners, owners or members, Landlord’s property manager or asset manager, or any of its or their successors or assigns; all such monetary liability, if any, being expressly waived and released by Tenant.

28.                NOTICES. All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person to a party who acknowledges receipt in writing; or (b) one business day after deposit with a private courier or overnight delivery service, if such courier or service obtains a written acknowledgment of receipt; or (c) two business days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, Landlord’s Address, and in the case of notices to Tenant, Tenant’s Address, or, in either case, at such other address(es) as either party may notify the other of according to this Section 28.

29.                FINANCIAL STATEMENTS. Tenant shall deliver to Landlord, within ten (10) days after Landlord’s request (but not more than once per calendar year unless required in connection with a potential sale or financing of the Property), financial statements (including balance sheets and income/expense statements) for Tenant’s then most recent full and partial fiscal year preceding such request, certified by an independent certified public accountant or an officer of Tenant, in form reasonably satisfactory to Landlord. Landlord shall keep all of Tenant’s financial statements strictly confidential, except to the extent reasonably required for proper business purposes by Landlord’s employees, attorneys, insurers, auditors, lenders and transferees (and Landlord shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by law or court proceedings.

30.                MISCELLANEOUS.

30.1             Binding Effect. Each of the provisions of this Lease will extend to bind or inure to the benefit of, as the case may be, Landlord and Tenant, and their respective heirs, successors and assigns, provided this clause will not permit any transfer by Tenant contrary to the provisions of Section 13.

30.2             Complete Agreement; Modification. All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless in writing signed by such party.

30.3             Delivery for Examination. Submission of the form of the Lease for examination will not bind Landlord in any manner, and no obligations will arise under this Lease until it is signed by both Landlord and Tenant and delivery is made to each.

30.4             No Air Rights. This Lease does not grant any easements or rights for light, air, or view. Any diminution or blockage of light, air, or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.

30.5             Enforcement Expenses. Each party agrees to pay, upon demand, all of the other party’s costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents, and others retained, incurred in successfully enforcing the other party’s obligations under this Lease.

30.6             No Waiver. No waiver of any provision of this Lease will be implied by any failure of either party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently. No express waiver will affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated.

30.7             Recording; Confidentiality. Tenant will not record this Lease or a short form memorandum of this Lease, and any such recording will be a Default. Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord’s prior written consent. However, Tenant may disclose Lease terms, provisions and conditions (i) to Tenant’s accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant’s business purposes, or (ii) as necessary to enforce its rights under this Lease, without such prior consent.

30.8             Captions. The captions of sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections.

30.9             Invoices. All bills or invoices to be given by Landlord to Tenant will be sent to Tenant’s Address. Tenant may change Tenant’s Address by notice to Landlord given according to Section 28. If Tenant fails to give Landlord specific written notice of its objections within 60 days after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and Tenant may not later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated.

30.10         Severability. If any provision of this Lease is declared void or unenforceable by a final judicial or administrative order, this Lease will continue in full force and effect, except that the void or unenforceable provision will be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.

30.11         Jury Trial Waiver. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD OR TENANT AGAINST THE OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, TENANT’S USE AND OCCUPANCY OF THE PREMISES, OR THE RELATIONSHIP OF LANDLORD AND TENANT. HOWEVER, SUCH WAIVER OF JURY TRIAL WILL NOT APPLY TO ANY CLAIMS FOR PERSONAL INJURY.

30.12         Authority to Bind. The individuals signing this Lease on behalf of Landlord and Tenant represent and warrant that they are empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this Lease according to its terms.

30.13         Only Landlord/Tenant Relationship. Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant. Tenant has only a usufruct not subject to levy and sale and not assignable by Tenant except as set forth in this Lease.

30.14         Governing Law. This Lease will be governed by and construed according to the laws of the State of Colorado.

30.15         Lease Guaranty. [Not Applicable]

30.16         Exhibits. The Exhibits listed below are attached to and incorporated in the Lease. In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the Lease shall control. The Exhibits to this Lease are:

Exhibit A	Occupancy and Estoppel Certificate
Exhibit B	Rules and Regulations
Exhibit C	Site Plan
Exhibit D	Leasehold Improvements Work Letter
Exhibit E	Option to Extend
Exhibit F	Subordination, Non-Disturbance and Attornment Agreement

Having read and intending to be bound by the terms and provisions of this Lease, Landlord and Tenant have signed it as of the Date.

TENANT:	LANDLORD:

SOLID POWER, INC., a Colorado corporation	RED PIERCE, LLC, an Ohio limited liability company

By:	By:
Name:	Name:
Title:	Title:

Exhibit A

486 S. Pierce Avenue, Louisville, Colorado
OCCUPANCY AND ESTOPPEL CERTIFICATE

THIS OCCUPANCY ESTOPPEL CERTIFICATE (this “Certificate”) is made upon this ____ day of _______________, ____by SOLID POWER, INC., a Colorado corporation (the “Tenant”), with respect to and forming a part of that certain Lease Agreement (the “Lease”) dated _________________, between Red Pierce, LLC, an Ohio limited liability company (the “Landlord”) and Tenant for the property and building located at 486 S. Pierce Avenue, Suite E, Louisville, Colorado (the “Premises”).

In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary, or ground lessor of all or a portion of the Premises, Tenant certifies as follows:

1.                   Except for those terms expressly defined in this Certificate, all initially capitalized terms will have the meanings stated for such terms in the Lease.

2.                   The Commencement Date occurred on ____________________ and the Expiration Date will occur on ___________________.

3.                   Tenant’s obligation to make monthly payments of Base Rent under the Lease began (or will begin) on ___________________ and is paid current through the date of this Certificate.

4.                   Tenant’s obligation to make monthly estimated payments of Additional Rent under the Lease began (or will begin) on ___________________ and is paid current through the date of this Certificate.

5.                   Tenant has accepted the Premises, and all leasehold improvements and other work required to be performed by Landlord under the Lease have been satisfactorily completed, unless set forth otherwise in a mutually agreed upon written “punch list” except for latent defects in the Leasehold Improvements of which written notice is given to Landlord within twelve (12) months of the Commencement Date, which latent defects shall be repaired/corrected by Landlord, at its sole cost and expense..

6.                   Tenant has no existing offset, credit, or defense to the payment of any Rent.

IN WITNESS WHEREOF, Tenant has executed this Certificate as of the day and year first written above.

TENANT:

SOLID POWER, INC.,
a Colorado corporation

By:
Name:
Title:

A-1

Exhibit B

486 S. Pierce Avenue, Louisville, Colorado
RULES AND REGULATIONS

Tenant covenants and agrees to comply with the following rules and regulations as they may be modified or amended during the Term. Landlord will not be responsible to Tenant for the nonperformance of such rules and regulations by any other tenant or occupant of the Building.

1.                   No awning or other projections shall be attached to the outside walls of the Building without, in each instance, the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

2.                   No sign, advertisement, display, notice, or other lettering shall be exhibited, inscribed, painted, or affixed on any part of the outside of the Building without, in each instance, the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All such signs, displays, advertisements, and notices of Tenant so approved by Landlord shall be maintained by Tenant in good and attractive condition at Tenant’s expense and risk.

3.                   No aerial, dish, antenna or telecommunications tower shall be erected on the roof or exterior walls of the Building, or on the grounds of the Premises without, in each instance, the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any such item so installed without such written consent shall be subject to removal without notice at any time.

4.                   No loud speakers, television sets, phonographs, radios, musical instruments or other devices shall be used in a manner so as to be heard at an unreasonable volume or seen off the Premises without the prior written consent of Landlord.

5.                   Tenant shall not make or permit any noise, odor or gases which Landlord reasonably deems objectionable to emanate from the Premises. Tenant shall not suffer, allow, or permit any vibration, light, or other effect to emanate from the Premises, or from any machine or other installation therein, in a manner that unreasonably disturbs other tenants of the building, or otherwise suffer, allow, or permit the same to constitute a nuisance or otherwise interfere with the safety, comfort, or convenience of Landlord or any of the other occupants of the Property. Upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant agrees to forthwith remove or control the same.

6.                   During the last 6 months of this Lease, or any renewal or extension thereof, or at any time that Tenant may be in default hereunder, Landlord shall have the right, upon not less than 24 hours prior written notice, to enter the Premises at all reasonable times during usual business hours for the purpose of showing the same to prospective tenants. Landlord may also place reasonable signs on the exterior of the Building which are visible from the exterior off the Premises, for the purpose of advertising the availability of the Premises for lease.

7.                   Tenant shall not permit its employees, licensees or invitees, to smoke any tobacco products in the vicinity of any entrance to the Building. With Landlord’s prior consent, which will not be unreasonably withheld, conditioned or delayed, Tenant may establish an outdoor smoking area in an area reasonably approved by Landlord. Tenant shall keep such area free of cigarette butts and other trash and debris.

In the event of any conflict between the foregoing rules and regulations and the terms and conditions of the Lease, the terms and conditions of the Lease shall control.

B-1

EXHIBIT C

486 S. Pierce Avenue, Louisville, Colorado
SITE PLAN

C-1

EXHIBIT D

486 S. Pierce Avenue, Louisville, Colorado
LEASEHOLD IMPROVEMENTS WORK LETTER

1.                   Conflicts; Terms. If there is any conflict or inconsistency between the provisions of the Lease Agreement dated November ___, 2016 between Red Pierce, LLC, an Ohio limited liability company, as Landlord, and Solid Power, Inc., a Colorado corporation, as Tenant, (the “Lease”) and those of this Work Letter (this “Work Letter”), the provisions of this Work Letter will control. Except for those terms expressly defined in this Work Letter, all capitalized terms will have the meanings stated for such terms in the Lease. The following terms, which are not defined in the Lease, have the meanings indicated:

(a)                 “Landlord’s Representative” means _________________.

(b)                “Tenant’s Representative” means ___________________.

(c)                 “Leasehold Improvements” means all alterations, leasehold improvements and installations to be constructed or installed by Landlord in the Premises following construction of the Base Building according to this Work Letter.

(d)                “Base Building” means those improvements to the Property to be constructed substantially in accordance with the construction drawings prepared by Landlord’s design team and stamped by Landlord’s architect, Power Brown Architecture, on May 27, 2016, as may be amended from time to time. Tenant acknowledges and agrees that Landlord may make minor modifications to the Base Building construction of the Building; provided that such modifications do not materially and adversely affect or alter the Premises or the Leasehold Improvements. Landlord shall promptly notify Tenant of any material modifications to the Base Building.

2.                   Construction Documents; Specifications. Landlord agrees to construct the Base Building at Landlord’s sole cost and expense. Landlord agrees to construct the Leasehold Improvements in accordance with the Construction Documents (as hereinafter defined) to be prepared and approved by the parties as provided herein, and the Leasehold Improvements shall be constructed in accordance with the procedures set forth below. Landlord shall enter into a direct contract for the Leasehold Improvements with a general contractor selected by Landlord, and Landlord shall diligently and prudently manage and monitor the general contractor’s compliance with such contract. All improvements, fixtures and other items installed by Tenant or Landlord under or with respect to this Work Letter (except the Base Building), shall be the property of Tenant during the Term of this Lease, but at the expiration or earlier termination of the Lease all such improvements, fixtures and other items shall become Landlord’s property, and shall remain upon the Premises, except as set forth in Section 15.1 of the Lease.

3.                   Representatives. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including the Architect (as hereinafter defined), Landlord’s engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time by three (3) days prior written notice to the other party.

4.                   Building Standard. Except as shown or set forth in the Construction Documents, Tenant acknowledges that Landlord will complete the Premises using items typically prescribed by Landlord for the Building (the “Building Standard”), all in order to assure the consistent quality and appearance of the Building.

5.                   Allowance; Total Construction Costs.

(a)                 Allowance. Landlord shall provide Tenant with an allowance equal to $25.00 per rentable square foot of the Premises (totaling $480,000.00) (the “Allowance”). Except as set forth below, the Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs (as defined in Paragraph 5(c) below). Subject to this Work Letter, if the Total Construction Costs exceed the Allowance, then Tenant shall pay all of such Excess Costs (as defined in Paragraph 6(b) below).

(b)                Intentionally Deleted.

(c)                 Total Construction Costs. The entire cost of performing the Leasehold Improvements and any Tenant Extra Work (as hereinafter defined), including the costs of space planning, design, architectural, engineering, construction, labor and materials, electrical and other utility usage during construction, architectural, engineering and construction contractor’s fees associated with the construction of the Leasehold Improvements, related taxes and insurance costs, licenses, permits, governmental approvals, certifications, and other approvals required by applicable law and associated with the Leasehold Improvements, are herein collectively referred to as the “Total Construction Costs”. Landlord shall charge Tenant a construction oversight fee of four percent (4%) of the Total. Construction Costs, plus Landlord’s out-of-pocket costs (if any).

6.              Tenant Extra Work; Excess Costs.

(a)            As used herein, the term “Tenant Extra Work” shall mean:

(i)                  all Tenant initiated modifications, changes and Change Orders (as defined in and permitted by Paragraph 9 of this Work Letter) requested by Tenant from and after Landlord and Tenant’s final agreement upon the Construction Documents as provided in Paragraph 8(a) below;

(ii)                any part of the Leasehold Improvements that affect or modify any portion of the Base Building or the structural integrity of the Building, including any requirements to upsize or modify the Building electrical systems to accommodate the Tenant needs above and beyond Tenant’s Share of the Building Amperage; and

(iii)              all interior decorating services and decorator items requested by Tenant (except as otherwise specifically set forth in the Construction Documents) and performed by Landlord.

All Tenant Extra Work will be subject to Landlord’s prior written approval in accordance with Paragraph 7 of this Work Letter.

(b)           As used herein, the term “Excess Costs” means the amount by which the Total Construction Costs exceeds the Allowance (and Additional Allowance, if applicable). Upon (i) mutual approval of the Construction Documents, and (ii) Tenant finalizing with Landlord and the general contractor the pricing of any requested revisions to the bids for the Leasehold Improvements, Tenant shall pay to Landlord one hundred percent (100%) of the Excess Costs, as and when due. In the event any Excess Costs are as a result of a Change Order, Tenant shall pay to Landlord one hundred percent (100%) of the Excess Costs associated with such Change Order within thirty (30) days of Tenant’s approval of such Change Order in accordance with Paragraph 9 below (or sooner if payment is required under the contract for the Leasehold Improvements). In the event of Tenant’s default of payment of such Excess Costs beyond any applicable notice and cure period provided in the Lease, Landlord (in addition to all other remedies) shall have the same rights as for an event of default under the Lease.

Notwithstanding the foregoing, Tenant Extra Work and Excess Costs shall not include any work or costs required (i) to correct defective, non-conforming or properly-rejected work on the Leasehold Improvements or (ii) work required solely by Landlord.

7.                   Landlord’s Approval. Landlord may withhold its approval, to be reasonably exercised, of any requested changes or objections by Tenant to the Space Plan (as hereinafter defined), the Construction Documents, any Tenant Extra Work, or any Change Orders requested by Tenant, but only to the extent that any such requested change or objection:

(a)                 exceeds or adversely affects the structural integrity of the Building;

(b)                is not approved by the holder of any mortgage or deed of trust encumbering the Building at the time the work is proposed;

(c)                 would not be approved by a prudent owner of property similar to the Building;

(d)                violates any agreement which affects the Building or binds Landlord;

(e)                 Landlord reasonably believes will reduce the market value of the Building at the end of the term of the Lease; and

(f)                  does not conform to applicable building code or is not approved by any governmental authority with jurisdiction over the Premises.

8.                   Schedule of Tenant Improvement Activities.

(a)                 Construction Documents. Landlord, with Tenant’s cooperation, shall cause the architect chosen by the parties (the “Architect”) to prepare the construction drawings for the Leasehold Improvements (the “Construction Documents”), and Landlord shall furnish to Tenant the Construction Documents for its review and approval. Tenant shall notify Landlord whether or not it approves of the submitted Construction Documents within 5 days after Landlord’s submission thereof. If Tenant’s notice objects to the proposed Construction Documents, the notice will set forth how the proposed Construction Documents fails to meet Tenant’s requirements and how the proposed Construction Documents must be changed in order to overcome Tenant’s objections, in which case Landlord shall, within 10 days after such notice, revise such Construction Documents in accordance with Tenant’s notice and submit the revised Construction Documents to Tenant for its review and approval. Tenant shall notify Landlord in writing whether or not it approves of the resubmitted Construction Documents within 3 days after its receipt thereof. This process shall be repeated until the Construction Documents have been finally approved by Tenant. Tenant’s failure to notify Landlord whether or not it approves of the initial Construction Documents within 5 days (or, in the case of resubmitted Construction Documents, within 3 days) after the submission thereof, shall be deemed a Tenant Delay (as defined in Paragraph 10 below).

(b)                General Contractor; Substantial Completion. Upon approval or deemed approval of the Construction Documents, Landlord shall submit the Construction Documents to its general contractor for bid and Landlord shall provide Tenant with a copy of the proposed bid from the general contractor (the “Proposed Bid”). Within 10 days following Landlord’s submission of the Proposed Bid to Tenant, Tenant shall (i) finalize with Landlord’s Representative the pricing of any requested revisions to the Proposed Bid for the Leasehold Improvements, and (ii) notify Landlord of any items that Tenant desires to change in the Construction Documents; the failure of which each day after such 10 day period shall constitute a day of Tenant Delay. Upon completion of the foregoing items, Landlord shall cause the general contractor to construct the Leasehold Improvements in substantial accordance with the Construction Documents. Notwithstanding the foregoing, if Tenant so requests, in connection with the Proposed Bid, Landlord shall cause its general contractor to obtain multiple bids from subcontractors performing work in connection with the Leasehold Improvements.

“Substantial Completion” of the Leasehold Improvements (also referred to herein as “Substantially Complete”) shall be deemed to have occurred on the date upon which the Architect (acting reasonably and in good faith) certifies that the Improvements have been completed in substantial accordance with the Construction Documents subject only to completion of Punch-List Items (as defined in Paragraph 11 below), the non-completion of which does not materially interfere with the Permitted Use, but all such Leasehold Improvements, as evidenced by Landlord’s receipt of a certificate of occupancy (including a temporary certificate of occupancy) for the Premises (or its equivalent) from the governmental authority having jurisdiction over the Property. Landlord shall use commercially reasonable efforts to Substantially Complete the Leasehold Improvements by the Anticipated Commencement Date.

9.                   Change Orders. Changes in work described in the Construction Documents during the construction of the Leasehold Improvements may only be authorized and made through a written change order (a “Change Order”) approved by Landlord. Change Orders shall not include any work or costs required (a) to correct defective, non-conforming or properly-rejected work on the Leasehold Improvements or (b) work required solely by Landlord. In the event any change is requested by Tenant, prior to commencing such change, Landlord will prepare and deliver to Tenant, for Tenant’s approval, a Change Order setting forth the total cost of such change, which may include associated architectural, engineering and construction contractor’s fees. In the event Tenant fails to approve and pay for (to the extent such Change Order results in any Excess Costs) such Change Order within 10 days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord’s receipt of Tenant’s approval and payment (if applicable), Landlord will cause the general contractor to perform the change set forth in such Change Order requested by Tenant. To the extent Landlord incurs any actual and documented costs in connection with a Change Order requested by Tenant, Tenant shall remain liable for payment of such costs whether or not such Change Order is performed or withdrawn (to the extent such costs result in any Excess Costs). Change Orders resulting in any decrease to the Total Construction Costs shall accrue to the benefit of Tenant and increase the remaining balance of the Allowance.

10.            Completion and Commencement Date. If Landlord is actually delayed (i.e., affecting the critical path of the construction of the Leasehold Improvements) in substantially completing the Leasehold Improvements as a result of any of the following, it shall be deemed a “Tenant Delay”:

(a)                 late submission of Tenant information (including, without limitation, a Space Plan, whether preliminary, interim revisions or final) beyond the time periods provided in this Work Letter;

(b)                Change Orders requested by Tenant;

(c)                 unforeseeable delays in obtaining non-Building Standard construction materials requested by Tenant, including, but not limited to construction materials related to Tenant’s laboratory;

(d)                Tenant’s failure to timely approve any item expressly requiring Tenant’s approval (including, without limitation, the Construction Documents, whether preliminary, interim revisions or final, and any Change Order) beyond the time periods provided in this Work Letter; and

(e)                 delays in obtaining a certificate of occupancy, temporary certificate of occupancy, other appropriate sign-off permitting occupancy of the Premises for the operation of Tenant’s business from the local building authority having jurisdiction, but only if by reason of Tenant’s failure to complete the installations of any furniture, fixtures and/or equipment to the Premises, if any;

In the event of a Tenant Delay, the Commencement Date shall occur on the date on which Landlord would have substantially completed performance of the Leasehold Improvements but for such Tenant Delay(s).

11.            Walk-Through; Punch-List. When the Leasehold Improvements are Substantially Completed, Landlord will notify Tenant and, within five (5) days thereafter, Landlord’s Representative and Tenant’s Representative shall conduct a walk-through of the Premises to confirm that the Leasehold Improvements are Substantially Completed and to identify any necessary touch-up work, repairs and minor items that are necessary for final completion of the Leasehold Improvements (collectively, the “Punch-List Items”). Neither Landlord’s Representative nor Tenant’s Representative shall unreasonably withhold his or her agreement on Punch-List Items, and in no event shall any items caused by Tenant and/or Tenant’s agents be included within the Punch-List Items. Landlord shall use reasonable efforts to cause the general contractor performing the Leasehold Improvements to complete all Punch-List Items within thirty (30) days after agreement thereon; provided, however, that in no event shall the Commencement Date be postponed as a result of any Punch-List Items (so long as Tenant can use the Premises for the Permitted Use) and Landlord shall have no obligation to engage overtime labor in order to complete such items. In the event that the Punch-List Items are not completed within such 30-day period, Tenant may proceed to complete the remaining Punch-List Items and Landlord shall immediately reimburse Tenant for all costs and expenses thereof.

12.                Warranties. Landlord shall obtain a warranty from the general contractor or contractor(s), if more than one, against defective materials and workmanship with respect to all mechanical, plumbing, electrical, HVAC, lighting, loading doors and dock equipment for a period of one year from Substantial Completion. Such warranties shall be in favor of both Landlord and Tenant and enforceable by each. Tenant may pursue its remedies under such warranties directly against the contractor or manufacturer.

13.                Results. Landlord shall not be responsible for the performance of any equipment provided by Tenant or systems engineered by Tenant which are part of the Leasehold Improvements.

14.                Early Occupancy. Tenant has no right to enter the Premises until Landlord tenders possession as provided above; provided, however, Tenant may have access to the Premises up to thirty (30) days prior to the Commencement Date for the purpose of installing its fixtures, cabling, security alarm equipment, material handling equipment, warehouse racking, and furnishings, if any. Tenant shall coordinate the installation of such items so that such installation does not unreasonably interfere with Landlord’s work and Tenant shall abide by all the provisions of the Lease, other than with respect to payment of Rent upon such access. If Tenant beneficially occupies the Premises (or any part thereof) or commences business operations from the Premises (or any part thereof) during such period, then the Commencement Date (and the obligation to pay Rent) shall be deemed advanced to the date Tenant so occupies the Premises; provided, the mere moving and installation of furniture, fixtures, cabling and equipment into the Premises shall not be deemed commencement of business operations or other beneficial occupancy as those terms are used herein.

EXHIBIT E

486 S. Pierce Avenue, Louisville, Colorado
OPTION TO EXTEND

Tenant shall have an option to extend the Term of this Lease (“Option to Extend”) for one additional period of five (5) consecutive Lease Years (“Extension Period”) on the same terms and conditions in effect under this Lease immediately prior to the Extension Period, except that Tenant shall have no further right to extend and the monthly Base Rent shall be adjusted to the Prevailing Rental Rate, as described herein. The Option to Extend may be exercised only by giving Landlord irrevocable and unconditional written notice thereof no earlier than nine (9) months and no later than six (6) months prior to the commencement of the Extension Period. Said exercise shall, at Landlord’s election, be null and void if Tenant is in default under the Lease, beyond any applicable notice and cure period, at the date of said notice or any time thereafter and prior to commencement of the Extension Period. The term “Lease Year” herein means each 12 month annual period, commencing with the first day of the Extension Period, without regard to calendar years.

If Tenant shall fail to exercise its Option to Extend, said option shall terminate, and shall be null and void and of no further force and effect. Tenant’s exercise of said option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant’s right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise its Option to Extend, or if Tenant shall have subleased or assigned all of the Premises (except in connection with a Permitted Transfer), then immediately upon such termination, sublease or assignment, the Option to Extend shall simultaneously terminate and become null and void. Such option is personal to Tenant and any Permitted Transferee of Tenant. Excepting any such Permitted Transferee(s), under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Lease, or a subtenant under a sublease of the Premises, have any right to exercise the Option to Extend granted herein. Time is of the essence of this provision.

The “Prevailing Rental Rate” shall mean the average per square foot base rental rate per month for leases of periods approximately as long as the Extension Period, executed for similar uses and lengths of time and for comparable space in Louisville, Colorado during the twelve (12) months immediately prior to the date upon which such Prevailing Rental Rate is to become effective, subject to reasonable adjustments for comparable space on more or less desirable floors or areas of property. If no comparable space has been leased or renewed during such twelve (12) month period, the rental rates used for purposes of this provision shall be adjusted to the amounts Landlord would have used had leases for such comparable space been executed. In all cases, such rates shall be determined without regard to any free rent periods, improvement allowances, take-over lease obligations, or other economic incentives. Notwithstanding the foregoing, in no event shall the Prevailing Rental Rate be less than 100% of the Base Rent in effect during the final twelve (12) months of the then expiring Term.

If the parties are unable to agree on the Prevailing Rental Rate at least ninety (90) days before the commencement of the Extension Period, the Prevailing Rental Rate shall be determined by arbitration in accordance with the following procedure. Landlord and Tenant shall appoint a mutually selected arbitrator, and shall share equally the cost of such arbitrator, which arbitrator shall be a qualified leasing broker of good reputation, having at least five (5) years’ experience in the Denver metropolitan area. Failing agreement on the arbitrator’s identity, Landlord and Tenant shall each select and bear the cost of a similarly qualified arbitrator, and those two arbitrators shall together choose a third arbitrator, whom the parties shall appoint and whose cost they shall split equally. Failing agreement by the two arbitrators, the Boulder County District Court shall appoint an arbitrator. In the case of a court-appointed arbitrator, the parties shall split equally the cost of the arbitrator and any court costs. In any case, if possible, the arbitrator shall be appointed at least sixty (60) days before commencement of the Extension Period. Within thirty (30) days after the appointment of the arbitrator, Tenant and Landlord shall each submit to the arbitrator (and to one another) its written opinion regarding Prevailing Rental Rate, as defined above. Within ten (10) days after the arbitrator’s receipt of the last such opinion, the arbitrator shall decide which of the two opinions most accurately reflects the Prevailing Rental Rate. Such selected opinion shall be the Prevailing Rental Rate, and the selection by the arbitrator shall be final and binding upon the parties. The arbitrator must select one of the two alternative opinions and may not select any other alternatives. In recognition that the Prevailing Rental Rate may not be determined until after the commencement of the Extension Period, Tenant shall pay, during the Extension Period until the Prevailing Rental Rate is determined, the rental rate in effect on the last day of the prior Term. If the Prevailing Rental Rate is determined to be greater than such amount, Tenant shall pay Landlord, within thirty (30) days after the written request therefor, the difference between the amount required by such determination of the Prevailing Rental Rate, and the amount of Rent theretofore paid by Tenant during the Extension Period. If the Prevailing Rental Rate is determined to be less than such amount, Landlord shall refund any overpayment to Tenant, within thirty (30) days after the written request therefor.

E-1

EXHIBIT F

486 S. Pierce Avenue, Louisville, Colorado
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made to be effective as of this day of __, 201______, by and among:

LENDER:       SUNFLOWER BANK, N.A.

LESSEE:        __________________________________

and

LESSOR:      RED PIERCE, LLC

WHEREAS:

(1)                Red Pierce, LLC, an Ohio limited liability company (“Lessor”) is the owner of the real property interest described in Exhibit A attached hereto and incorporated herein by reference (the “Property”);

(2)                Sunflower Bank, N.A. (“Lender”) has made or is making a loan to Lessor to provide financing for Lessor to, among other things, construct improvements on the Property, with such loan to be secured by a deed of trust on the Property (the “Deed of Trust”);

(3)                By ___________________ dated _____________, 20___ (the “Lease”), by and between Lessor, as lessor, leased to ______________________ (“Lessee”) a portion of said Property or the improvements located thereon (“Leased Premises”) for a term of _____________ (_____) months, at the rental and upon the terms and conditions set forth in said Lease;

(4)                Lender desires to assure Lessee possession of the Leased Premises upon the terms and conditions set forth in the Lease for the entire original term therein provided without regard to any default under the terms of the Deed of Trust between Lessor and Lender;

(5)                Lessee desires to assure Lender that Lessee will attorn to Lender under the circumstances set forth in this Agreement and under the Lease;

(6)                Lender desires to assure Lessee that its possession of the Leased Premises and rights under the Lease will not be disturbed so long as Lessee is not in default under the Lease or the terms of this Agreement;

(7)                Lessee has agreed to subordinate the Lease and its interest therein to the Deed of Trust.

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) in hand paid by each of the parties hereto to the other, of other good and valuable consideration, and of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties covenant and agree as follows:

1.                   LESSEE TO ATTORN TO LENDER.

(a)	In the event it should become necessary to foreclose the Deed of Trust, Lender thereunder will not, unless otherwise required by law, join Lessee under said Lease in summary or foreclosure proceedings so long as Lessee is not in default under the Lease;

(b)	In the event that Lender, any future holder of the Deed of Trust, or any other person acquires title to the Leased Premises pursuant to the exercise of any remedy provided for in the Deed of Trust, or by conveyance in lieu of foreclosure, shall succeed to the interest of Lessor under such Lease, the Lease shall continue with the same force and effect as if Lender, as lessor, and Lessee had entered into a Lease for a term equal to the then unexpired term of the Lease, containing the same terms, conditions and covenants as those contained in the Lease, including but not limited to any rights of renewal therein, and Lessee shall be bound to Lender under all of the provisions of the Lease for the remaining term thereof with the same force and effect as if Lender were the lessor under the Lease, and Lessee hereby attorns and agrees to attorn to Lender, as its landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of either of the parties hereto immediately upon the succession of Lender to the interest of Lessor under the Lease. Lessee shall be under no obligation to pay rent to Lender until Lessee receives written notice from Lender that an Event of Default under the Deed of Trust or other related loan documents has occurred, or that it has succeeded to the interest of Lessor under the Lease. Lessor and Lessee agree that upon receiving such notice from Lender, Lessee shall pay all rents directly to Lender without any liability therefor to Lessor. Nothing contained herein shall in any manner limit or restrict the right of Lender to have a receiver appointed or to seek any other appropriate relief or remedy under the Deed of Trust or other loan documents. The respective rights and obligations of Lessee and Lender upon such attornment and their relationship shall be as tenant and landlord respectively, for the remaining term of the Lease, including any renewal periods set forth in said Lease. All parties acknowledge that they have in their possession and have fully reviewed an executed copy of the Lease and are fully aware of its terms and conditions;

(c)	Lessee agrees that it shall not, without the express consent of Lender, prepay any minimum rental under the Lease to Lessor in excess of one (1) month’s advance minimum rental; and

(d)	In the event that Lender shall succeed to the interest of Lessor under the Lease, Lender agrees to be bound to Lessee under all of the terms, covenants and conditions of the Lease, provided, however, that Lender shall not be:

(i)	liable for any act or omission of any prior landlord (including Lessor); or

(ii)	subject to any offsets which Lessee might have or thereafter have against any prior landlord (including Lessor); or

(iii)	bound by any prepayment of more than one month’s minimum rental under the Lease to any prior landlord (including Lessor); or

(iv)	bound to make any payment to Lessee or to perform any construction or tenant improvement requirements called for in the Lease; or

(v)	liable to refund or otherwise account to Lessee for any security deposit not actually paid over to Lender by Lessor; or

(vi)	liable to Lessee in any event for any cause whatsoever for damages or claims in excess of Lender’s interest in the Property, it being expressly agreed that Lender’s liability under the Lease shall be nonrecourse and that Lessee’s sole remedy in the event it obtains a judgment against Lender for its default under the terms of the Lease shall be to foreclose such judgment against Lender’s interest in the Property and not to proceed against any other assets of Lender; or bound by an amendment, modification or surrender of the Lease made without its consent.

2.                   LENDER’S RIGHT TO PROCEED AGAINST LESSEE. In the event Lender shall succeed to the interest of Lessor under the Lease, Lender will have the same remedies by entry, action or otherwise for the nonperformance of any agreement contained in the Lease, for the recovery of rent, for the doing of any waste or for any other default, as Lessor had or would have had the succession not taken place, and this right shall exist whether or not the Lease is formally terminated; in any such action, Lessee waives the necessity of Lessor being made a party to such proceeding.

3.            REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee hereby certifies, represents and warrants to Lender, as of the date hereof, as follows:

(a)	As of the date of this Agreement, the Lease is presently in full force and effect, and has not been modified.

(b)	Lessee and Lessor are each in full compliance with all of the terms and conditions of the Lease as of the effective date of this Agreement, and, to Lessee’s knowledge, no condition exists which, of itself, or upon the lapse of time, or the giving of notice (or any combination of the foregoing), might constitute a default under either the Lease. Lessee has no knowledge of any default under the Lease such as would cause Lessee to terminate the Lease, nor does Lessee have knowledge of any claim against Lessor which might be set-off or credited against future rents.

(c)	There is not pending against Lessee any filing of a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the bankruptcy laws of the United States of America or of any state thereof.

(d)	There is no security deposit paid by Lessee under the Lease.

(e)	Lessee has no right to expand the Leased Premises under the Lease or to relocate to different space, or any right of first refusal to lease other space in the Property or any option or right to purchase the Property or any part thereof.

(f)	Lessee has not assigned, sublet, or transferred its interest in the Lease or any portion of the Leased Premises.

(g)	Construction of the Leased Premises is complete, any tenant improvement allowance described in the Lease has been paid by Lessor in full, and Lessee has accepted the Leased Premises and is in full occupancy.

(h)	The Lease constitutes the entire agreement between Lessor and Lessee with respect to the subject matter of the Lease and the occupancy, use or enjoyment of the Leased Premises.

(i)	Lessee agrees to endeavor to provide Lender with copies of all notices required to be given by Lessee to Lessor, and further agrees that Lender shall have the right, but not the obligation, to cure an event of default within the time period provided for cure in the Lease. The copy of any notice sent pursuant to this Section shall not extend the applicable period for Lessor to cure such default or perform the obligation required under the Lease.

(j)	As of the date of this Agreement, Lessee has no defense or offsets that could be asserted with respect to the Lease.

4.            RIGHT OF LENDER TO CURE DEFAULTS. If any default shall occur under the Lease on the part of Lessor, which would give Lessee the right (or under which Lessee might claim the right), to cancel or terminate the Lease, Lessee shall promptly give notice thereof to Lender, and Lender shall have the right, but not the obligation, within thirty (30) days from the date of such notice, to cure any such default, or if such default is not reasonably capable of being cured in such period of time, Lender shall have the right within such time to commence remedying such default. In the event any such default is so cured, the Lease shall not be deemed to be in default, and Lessee’s duties thereunder shall continue unabated.

5.             SUBORDINATION. Subject to the terms expressed herein, the Lease, and all rights of Lessee thereunder, are and shall be subject and subordinate in all respects to the Deed of Trust, to each and every advance made or hereafter to be made under the Deed of Trust, and to all renewals, modifications, consolidations, replacements and extensions of the Deed of Trust. Notwithstanding any provisions of the Lease to the contrary, and for as long as the Deed of Trust and any modification or extensions thereof shall remain unsatisfied, the Lease shall be superior to any subsequent financing or other encumbrances with a party other than Lender, its successors or assigns, with respect to the Leased Premises, and Lessee and Lessor agree that each will not at any time prior to satisfaction of the Deed of Trust voluntarily subordinate the Lease to any Deed of Trust or encumbrance to a party other than Lender, it successors or assigns, respecting the Leased Premises which is junior in priority to the Deed of Trust.

6.              NON-DISTURBANCE. So long as Lessee is not in default under the Lease, Lender shall not disturb Lessee’s possession and occupancy of the Leased Premises during the term of the Lease.

7.              LENDER’S APPROVAL OR CONSENT. Wherever Lender’s consent or approval under the Lease is required, Lender agrees to not unreasonably withhold such consent, and it is understood and agreed that Lender shall not be deemed to have unreasonably withheld such consent or approval, wherein Lender’s reasonable discretion to give such approval or consent would reduce the value, decrease the size or impair the structural integrity of the Leased Property or otherwise impair the security granted under the Deed of Trust.

8.              SURVIVAL. This instrument shall survive any foreclosure of the Leased Premises, or any other succession by Lender or other acquiring party to the interest of Lessor with respect to the Leased Premises, and shall remain in full force and effect until the end of the Lease term and all exercised optional extension periods, or upon satisfaction of the Deed of Trust and all renewals, modifications, consolidations, replacements, and extensions of such Deed of Trust, whichever shall first occur.

9.              APPROVALS. Lessor has joined in this Agreement for the purpose of expressing its consent and agreement to be bound by the provisions of Section 1(b) and Section 4 hereof.

10.            NOTICES. All notices or demands hereunder shall be sufficient if sent by United States registered or certified mail, postage prepaid, addressed as follows:

If to Lender:	Sunflower Bank, N.A.
5299 DTC Boulevard, Suite 100
Greenwood Village, CO 80111
Attention: Scott Vencill

If to Lessee:

Attention:

If to Lessor:	Red Pierce, LLC
1855 South Pearl Street, Suite 20
Denver, CO 80210
Attention: John A. Comunale

or such other address as either party may hereafter designate in writing to the other.

11.                BINDING EFFECT. This Agreement and all of the covenants, terms, conditions and obligations herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

12.           MISCELLANEOUS.

(a)	Failure by Lender to exercise any right which it may have hereunder shall not be deemed a waiver thereof unless so agreed in writing by Lender, and the waiver by Lender of any default hereunder shall not constitute a continuing waiver or a waiver of any other default or of the same default on any future occasion. No collection by Lender of any rents pursuant to this Agreement shall constitute or result in a waiver of any default then existing under the Deed of Trust or any of the other loan documents executed in connection therewith.

(b)	If any provision under this Agreement shall be invalid, illegal or unenforceable, it shall not affect or impair the validity, legality and enforceability of any other provision of this Agreement.

(c)	This Agreement may not be amended, modified or otherwise changed except by a written instrument duly executed by the parties hereto.

(d)	In case of a conflict between any provision of this Agreement and any provision of the Deed of Trust or other loan documents executed in connection therewith, the provision selected by Lender in its sole subjective discretion shall prevail and be controlling.

(e)	This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

(f)	This Agreement shall continue in full force and effect during any period of foreclosure and/or redemption with respect to the Property.

(g)	This Agreement and all claims or controversies arising out of or relating to this Agreement shall be governed by and construed according to the laws of the State of Colorado, without giving effect to conflict of laws principles which might otherwise require the application of the laws of another jurisdiction. Venue for all actions arising from this Agreement shall be in the District Court in and for the county in which the Property is located.

(h)	THE PARTIES HERETO HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER AGREEMENTS, DOCUMENTS OR INSTRUMENTS EXECUTED OR DELIVERED IN CONNECTION WITH, OR OTHERWISE RELATING TO, THE DEED OF TRUST (TOGETHER WITH THIS AGREEMENT, THE “RELATED DOCUMENTS”) OR ANY RELATIONSHIP BETWEEN THE PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN TO BORROWER OR IN THE OTHER RELATED DOCUMENTS.

[ remainder of this page is blank ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective on the day and year first above written.

ATTEST:		LENDER:

SUNFLOWER BANK, N.A.

By:		By:
	Its:	Name:
Title:

ATTEST:		LESSEE:

[___________________________]

By:		By:
	Its:	Name:
Title:

ATTEST:		LESSOR:

RED PIERCE, LLC, an Ohio limited liability company

By:		By: By: JAC Real Estate Equities, LLC, a Delaware limited liability company, Manager

	Its:	By:
John A. Comunale, sole member

Acknowledgment for Lender:

STATE OF

COUNTY OF

Before me, a Notary Public in and for said State and County, duly commissioned and qualified, personally appeared __________________________, with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence, and who, upon oath, acknowledged himself to be the _________________________of Sunflower Bank, N.A., and that he/she as such officer, being authorized so to do, executed the foregoing instrument, and acknowledged that he/she executed same as his/her free act and deed for the purposes therein contained.

Witness my hand and official seal as of the ____ day of ________________, 201_.

Notary Public

[NOTARIAL SEAL] My commission expires:______________________

Acknowledgment for Lessee:

STATE OF

COUNTY OF

Before me, a Notary Public in and for said State and County, duly commissioned and qualified, personally appeared ________________, with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence, and who, upon oath, acknowledged himself to be the _________ of ______________________________________, and that he/she as such ____________, being authorized so to do, executed the foregoing instrument, and acknowledged that he/she executed same as his/her free act and deed for the purposes therein contained.

Witness my hand and official seal as of the ____ day of ________________, 201_.

Notary Public

[NOTARIAL SEAL]	My commission expires:

Acknowledgment for Lessor:

STATE OF

COUNTY OF

Before me, a Notary Public in and for said State and County, duly commissioned and qualified, personally appeared John A. Comunale, with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence, and who, upon oath, acknowledged himself to be the sole member of JAC Real Estate Equities, LLC, a Delaware limited liability company, manager of Red Pierce, LLC, an Ohio limited liability company, and that he as such, being authorized so to do, executed the foregoing instrument, and acknowledged that he executed same as his free act and deed for the purposes therein contained.

Witness my hand and official seal as of the ____ day of ________________, 201_.

Notary Public

[NOTARIAL SEAL]	My commission expires:

EXHIBIT A

DESCRIPTION OF REAL PROPERTY